                                                                    [Exhibit 49]

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                     PARTNERSHIP INTEREST TRANSFER AGREEMENT


                           Dated as of April 15, 1997


                                      among

                                ITT CORPORATION,

                              ITT EDEN CORPORATION,

                                  ITT MSG INC.,

                        CABLEVISION SYSTEMS CORPORATION,

                          RAINBOW MEDIA HOLDINGS, INC.

                              RAINBOW GARDEN CORP.,

                           GARDEN L.P. HOLDING CORP.,

                              MSG EDEN CORPORATION

                                       and

                           MADISON SQUARE GARDEN, L.P.


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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   Definitions                              Page
                                   -----------                              ----

SECTION 1.01.   General.................................................      2

                                   ARTICLE II

                                    Transfers

SECTION 2.01.   Initial Transfer........................................     18
SECTION 2.02.   Initial Closing.........................................     19
SECTION 2.03.   First Put Option........................................     19
SECTION 2.04.   Second Put Option.......................................     21
SECTION 2.05.   Payment of Cash Upon Exercise of
                  Put Option............................................     23
SECTION 2.06.   Issuance of Shares of Cablevision
                  Common Stock Upon Exercise of Put Option..............     24
SECTION 2.07.   ITT MSG's Right to Profits..............................     28
SECTION 2.08.   Cablevision's Change of Control
                  Call Right............................................     31
SECTION 2.09.   Cablevision's Third-Year
                  Call Right............................................     33
SECTION 2.10.   Accelerated Put Right...................................     34
SECTION 2.11.   Adjustment of Purchase Prices ..........................     34

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.   Representations and Warranties
                  of ITTE and ITT MSG ..................................     35
SECTION 3.02.   Representations and Warranties
                  of Cablevision, RGC and GHC...........................     38
SECTION 3.03.   Representations and Warranties
                  of MSG................................................     41
SECTION 3.04.   No Representations or Warranties as to Business.........     42
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                                   ARTICLE IV

                               Registration Rights

SECTION 4.01.   Registration Rights......................................    42
SECTION 4.02.   Registration Procedures..................................    44

                                    ARTICLE V

                                 Indemnification

SECTION 5.01.   Indemnification by Cablevision ..........................    51
SECTION 5.02.   Indemnification by Rainbow...............................    51
SECTION 5.03.   Indemnification by RGC...................................    51
SECTION 5.04.   Indemnification by GHC...................................    51
SECTION 5.05.   Indemnification by MSG...................................    52
SECTION 5.06.   Indemnification by ITTE..................................    52
SECTION 5.07.   Indemnification by ITT MSG...............................    52
SECTION 5.08.   Indemnification by ITT...................................    53
SECTION 5.09.   Procedures for Indemnification...........................    53
SECTION 5.10.   Indemnification Payments.................................    55
SECTION 5.11.   Contribution.............................................    55
SECTION 5.12.   Survival of Obligations..................................    56

                                   ARTICLE VI

                                    Covenants

SECTION 6.01.   Cooperation; Further Assurances..........................    56
SECTION 6.02.   Antitrust Notification...................................    58
SECTION 6.03.   League Approvals.........................................    58
SECTION 6.04.   Publicity................................................    59
SECTION 6.05.   Governance of MSG........................................    60
SECTION 6.06.   Existing Agreements; Contribution of
                  SportsChannel New York ................................    60
SECTION 6.07.   Compliance by Affiliates.................................    62
SECTION 6.08.   Other Agreements.........................................    62
SECTION 6.09.   Tax Matters..............................................    63

                                   ARTICLE VII

                               Closing Conditions

SECTION 7.01.   Conditions to Closings...................................    64
SECTION 7.02.   Frustration of Closing Conditions........................    68
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                                                                            Page
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                                  ARTICLE VIII

                                  Miscellaneous

SECTION 8.01.   Assignment...............................................    69
SECTION 8.02.   Successors and Assigns; No Third-party Beneficiaries.....    70
SECTION 8.03.   Termination..............................................    70
SECTION 8.04.   Survival of Representations..............................    72
SECTION 8.05.   Expenses.................................................    72
SECTION 8.06.   Attorney Fees............................................    72
SECTION 8.07.   Amendments...............................................    72
SECTION 8.08.   Notices..................................................    72
SECTION 8.09.   Interpretation; Exhibits
                           and Schedules.................................    73
SECTION 8.10.   Counterparts.............................................    74
SECTION 8.11.   Entire Agreement.........................................    74
SECTION 8.12.   Brokers' or Finders' Fees................................    74
SECTION 8.13.   Severability.............................................    74
SECTION 8.14.   Specific Performance.....................................    74
SECTION 8.15.   Consent to Jurisdiction..................................    75
SECTION 8.16.   Governing Law............................................    76

Exhibit A       Form of Bill of Sale and Assignment of Partnership Interest
Exhibit B       SportsChannel Contribution Agreement
Exhibit C       Aircraft Contribution Agreement

                        PARTNERSHIP INTEREST TRANSFER AGREEMENT dated as of
                  April 15, 1997, among ITT CORPORATION, a Nevada corporation ("ITT"), ITT Eden Corporation, a Delaware corporation ("ITTE"), ITT MSG Inc., a Delaware corporation ("ITT MSG"), Cablevision Systems Corporation, a Delaware corporation ("Cablevision"), Rainbow Garden Corp., a Delaware corporation and a subsidiary of Cablevision ("RGC"), Garden L.P. Holding Corp., a Delaware corporation and a subsidiary of Cablevision ("GHC"), MSG Eden Corporation, a Delaware corporation ("MSGE"), and Madison Square Garden, L.P., a Delaware limited partnership ("MSG").

            WHEREAS ITTE and RGC together own all of the issued and outstanding shares of capital stock of MSGE;

            WHEREAS MSGE is the general partner and owner of a 1% general partnership interest in MSG;

            WHEREAS ITT MSG and GHC each own a 49.5% limited partnership interest in MSG;

            WHEREAS MSGE, ITT MSG and GHC are entering into an amended and restated agreement of limited partnership, dated the date hereof (the "Partnership Agreement"), to set forth, among other things, each partner's rights and obligations with respect to MSG and provide for the operation of the business of MSG, in each case from and after the Initial Closing (as defined herein);

            WHEREAS ITTE desires to sell or otherwise transfer, and RGC desires to purchase or cause to be redeemed, all of ITTE's interest in MSGE, ITT MSG desires to sell or otherwise transfer, and GHC desires to purchase or otherwise cause to be redeemed, a portion of ITT MSG's interest in MSG and ITT MSG and Cablevision, RGC and GHC desire to set forth certain rights with respect to the transfer of ITT MSG's remaining interest in MSG, in each case, upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS certain Affiliates of Cablevision and certain Affiliates of ITT MSG are entering into contribution agreements dated the date hereof, to set forth certain rights and obligations of the parties thereto with respect to a contribution to MSG of (i) SportsChannel Associates, a New York general partnership, all of the general partner interests in which are owned by Affiliates of Cablevision and
(ii) an aircraft which is owned by an Affiliate of ITT MSG; and

            WHEREAS the parties desire to set forth certain other agreements relating to their interests in MSG.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. General. (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acceleration Event" shall mean any event resulting in

            (a) any indebtedness of Cablevision or MSG in an amount equal to or greater than $20 million being not paid within any applicable grace period after final maturity or being accelerated by the holders thereof because of a default or other similar condition or event;

            (b) Cablevision or MSG, pursuant to or within the meaning of Title 11, United States Code, or any similar Federal or state law for the relief of debtors (a "Bankruptcy Law"),

                  (i) commencing a voluntary case;

                  (ii) consenting to the entry of an order for relief against it in an involuntary case;

                  (iii) consenting to the appointment of a custodian of it or for any substantial part of its property; or

                  (iv) making a general assignment for the benefit of its
            creditors;

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                                                                               3


            or taking any comparable action under any foreign laws relating to insolvency;

            (c) a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that:

                  (i) is for relief against Cablevision or MSG in an involuntary case;

                  (ii) appoints a custodian of Cablevision or MSG or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of Cablevision or
            MSG;

            or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (d) the dissolution of MSG pursuant to Section 7.1 of the Partnership Agreement (other than in connection with a change in the organizational form of MSG to a corporation or other business entity after which the ITT MSG Interest represents an ownership interest in such corporation or other business entity).

            "Action" shall mean any action, suit, arbitration, inquiry, investigation or any other proceeding by or before any Governmental Entity, private arbitral tribunal, the Leagues or any other private regulatory body with oversight over MSG or the transactions contemplated hereby.

            "Acquisition Debt" shall mean the indebtedness incurred by MSG at the Initial Closing to fund the cost of the redemption by MSG of the Initial Transferred Interest.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified; provided that after the Initial Closing none of MSG and its Subsidiaries shall be considered an Affiliate of ITT, ITTE, ITT MSG or any of their other Affiliates.

            "Agent Bank" shall have the meaning set forth in the definition of Commitment Letter.

            "Aircraft" shall have the meaning set forth in the Aircraft Contribution Agreement.

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                                                                               4


            "Aircraft Contribution Agreement" shall mean the Aircraft Contribution Agreement, dated as of the date hereof, in the form of Exhibit C hereto.

            "Ancillary Agreements" shall mean the Aircraft Contribution Agreement, the SportsChannel New York Contribution Agreement and the Sports League Approval Agreements.

            "Applicable Percentage" initially shall mean the Profit Percentage (as defined in the Partnership Agreement) that ITT Partner (as defined in the Partnership Agreement) will have immediately following the Initial Closing giving effect to any transactions under the SportsChannel Contribution Agreement that occur simultaneously with the Initial Closing, determined in accordance with the Partnership Agreement, and thereafter shall be adjusted from time to time to remain equal to such Profit Percentage of ITT Partner.

            "Appraiser" shall have the meaning set forth in Section 2.09(a).

            "Arena" shall mean all of MSG's right, title and interest in and to the land, improvements, fixtures (including leaseholds) and all related tangible property constituting Madison Square Garden (including the arena and any theater located therein); provided that the Arena shall not include any assets included in the Knicks, the Rangers or the Network.

            "Arm's-length basis" shall mean, as to any transaction, agreement or other arrangement, being on terms that would be reached by unrelated parties not under any compulsion to contract.

            "Asset Remittance Amount" shall have the meaning set forth in
Section 2.07(b).

            "Asset Subject Sale" shall have the meaning set forth in Section 2.07(b).

            "Bank Credit Agreement" shall mean the credit agreement (and related agreements) to be entered into by MSG at or prior to the Initial Closing Date as contemplated by the Commitment Letter and any refinancing thereof or successor credit agreement.

            "Bid Agreement" shall mean the Agreement dated as of August 15, 1994, between ITT, Cablevision and Rainbow relating to the formation of MSG and the submission of a proposal to acquire the business of Madison Square Garden Corporation (the "MSG Acquisition"), as such agreement has been modified, amended or supplemented to date.

            "Cablevision" shall mean Cablevision Systems Corporation, a Delaware corporation, and its successors and permitted assigns.

            "Cablevision Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of Cablevision.

            "Cablevision Indemnitees" shall mean Cablevision, each Affiliate of Cablevision, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

            "Cablevision Shares" shall have the meaning set forth in Section 2.06(a).

            "Change of Control" shall mean, at the relevant time, (i) any event resulting in any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of all classes of capital stock of the ultimate parent, at the relevant time, of ITT MSG then outstanding and entitled to vote generally in elections of directors ("Voting Stock") and such beneficial ownership was acquired within a period of two years following a tender offer by such person (or any of its Affiliates) for shares of Voting Stock of such parent of ITT MSG or a solicitation of proxies with respect to Voting Stock of such parent of ITT MSG by such person, if, in either case, such tender offer or solicitation of proxies was not approved by a majority of the Board of Directors of such parent of ITT MSG in office at the time such tender offer or proxy solicitation was commenced, or (ii) a majority of the Board of Directors of the ultimate parent, at the relevant time, of ITT MSG being constituted of individuals who were elected pursuant to a solicitation of proxies with respect to Voting Stock of such parent of ITT MSG, if such solicitation of proxies was not approved by a majority of the Board of Directors of such parent of ITT MSG in office at the time such solicitation of proxies was commenced.

            "Change of Control Call Closing" shall have the meaning set forth in
Section 2.08(c).

            "Change of Control Call Closing Date" shall have the meaning set forth in Section 2.08(c).

            "Change of Control Call Price" shall have the meaning set forth in
Section 2.08(a).

            "Change of Control Call Right" shall have the meaning set forth in
Section 2.08(a).

            "Closing" shall mean any of the Initial Closing, the First Put Cash Closing, the Second Put Cash Closing, the First Put Stock Closing, the Second Put Stock Closing, the Change of Control Call Closing or the Third-Year Call Closing.

            "Closing Date" shall mean any of the Initial Closing Date, the First Put Cash Closing Date, the Second Put Cash Closing Date, the First Put Stock Closing Date, the Second Put Stock Closing Date, the Change of Control Call Closing Date or the Third-Year Call Closing Date.

            "Commitment Letter" shall mean the commitment letter dated as of April 4, 1997, from The Chase Manhattan Bank (the "Agent Bank") committing to provide funds to MSG.

            "Consideration" shall mean, with respect to the Transfer of any asset, property or interest, the amount of consideration therefor received by the transferee and any of its Affiliates, including existing indebtedness assumed by the transferee and any of its Affiliates or to which such Transferred asset, property or interest is subject and, without duplication, the value to the transferee or its Affiliates of any rights, options, contracts or other arrangements received by such transferee and any of its Affiliates in consideration of such Transfer.

            "Contribution Right" shall have the meaning set forth in Section 6.06(a).

            "Debt Securities" shall have the meaning set forth in Section
2.08(c).

            "DOJ" shall have the meaning set forth in Section 6.02.

            "Equity Remittance Amount" shall have the meaning set forth in
Section 2.07(a).

            "Equity Subject Sale" shall have the meaning set forth in Section 2.07(a).

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                                                                               7


            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean, as to any property, business or other asset, the price at which a willing seller would sell and a willing buyer would buy such property, business or other asset having full knowledge of the facts, and assuming each party acts on an Arm's-length basis with the expectation of concluding the purchase or sale within a reasonable time but neither of which is under undue pressure or compulsion to complete the transaction. Any determination of Fair Market Value shall reflect any outstanding indebtedness secured by or relating to such property, business or other asset.

            "Fair Market Value of MSG" shall mean the Fair Market Value of MSG as a whole on the date of determination, based on prevailing general economic, market and financial conditions and the business, prospects and financial condition of MSG on such date of determination, as determined in writing by a Selected Investment Banking Firm.

            "First Put Cash Closing" shall have the meaning set forth in Section 2.05(a).

            "First Put Cash Closing Date" shall have the meaning set forth in
Section 2.05(a).

            "First Put Option" shall have the meaning set forth in Section 2.03(a).

            "First Put Purchase Price" shall have the meaning set forth in
Section 2.03(a).

            "First Put Stock Closing" shall have the meaning set forth in
Section 2.06(b).

            "First Put Stock Closing Date" shall have the meaning set forth in
Section 2.06(b).

            "Flight" shall have the meaning set forth in Section 6.08(b).

            "Floor Price" shall have the meaning set forth in Section 2.09(a).

            "FTC" shall have the meaning set forth in Section 6.02.

            "GHC" shall mean Garden L.P. Holding Corp., a Delaware corporation, which is an indirect Subsidiary of

Cablevision on the date of this Agreement, and its successors and permitted assigns.

            "Governmental Entity" shall have the meaning set forth in Section 3.01(b).

            "HSR Act" shall have the meaning set forth in Section 3.01(b).

            "indebtedness" of any person shall mean, without duplication, all indebtedness for borrowed money of such person, including guarantees by such person of indebtedness for borrowed money of any other person, letter of credit obligations of such person, capital lease obligations of such person, Swap Agreement obligations of such person and deferred purchase price obligations of such person.

            "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, payments, costs or expenses (including attorneys' fees and any and all out-of-pocket expenses) whatsoever, including all losses, liabilities, claims, damages, demands, costs or expenses reasonably incurred in investigating, preparing for or defending against or as a result of any Actions or potential Actions.

            "Indemnifying Party" shall have the meaning as defined in Section 5.09.

            "Indemnitee" shall have the meaning as defined in Section 5.09.

            "Initial Arena Value" shall have the meaning agreed between the parties.

            "Initial Asset Value" shall mean any of the Initial Knicks Value, the Initial Rangers Value, the Initial Arena Value and the Initial Network Value.

            "Initial Closing" shall have the meaning set forth in Section 2.02.

            "Initial Closing Date" shall have the meaning set forth in Section 2.02.

            "Initial Implied Value" shall mean an amount equal to $1,555,000,000 plus indebtedness of MSG as of immediately prior to the Initial Closing (other than indebtedness under the MSG Acquisition Financing Agreements), which sum shall be increased at a rate equal to 12% per annum calculated on the basis of the actual number of days elapsed since the

Initial Closing Date to the date of determination over a year of 365 days.

            "Initial Knicks Value" shall have the meaning agreed between the parties.

            "Initial Network Value" shall have the meaning agreed between the parties.

            "Initial Rangers Value" shall have the meaning agreed between the parties.

            "Initial Transferred Interest" shall have the meaning set forth in
Section 2.01.

            "Initial Transferred Interest Purchase Price" shall have the meaning set forth in Section 2.01.

            "ITT" shall mean ITT Corporation, a Nevada corporation, and its successors and permitted assigns.

            "ITTE" shall mean ITT Eden Corporation, a Delaware corporation, which is an indirect subsidiary of ITT on the date of this Agreement, and its successors and permitted assigns.

            "ITT MSG" shall mean ITT MSG Inc., a Delaware corporation, which is an indirect subsidiary of ITT on the date of this Agreement, and any Permitted Transferee to which ITT MSG shall assign its rights and obligations hereunder pursuant to Section 8.01.

            "ITT MSG Indemnitees" shall mean ITT MSG, ITT and ITTSC, each of their respective Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

            "ITT MSG Interest" at any time shall mean all MSG Interests owned, directly or indirectly, at such time by ITT or any of its Affiliates, and any property received (i) in respect of such MSG Interests by ITT or any of its Affiliates upon a dissolution of MSG or (ii) in exchange for the ITT MSG Interest in connection with a change in the organizational form of MSG to a corporation or other business entity (pursuant to a merger, consolidation, any other business combination or any other transaction).

            "ITTSC" shall mean ITT Sheraton Corporation, a Delaware corporation, which is a direct subsidiary of ITT on the date of this Agreement, and its successors.

            "Knicks" shall mean the New York Knickerbockers Basketball Club and all of MSG's assets, property, business and rights relating to the New York Knickerbockers Basketball Club, including rights to conduct all exhibition, regular season and playoff basketball games participated in by the New York Knickerbockers Basketball Club; provided that the Knicks shall not include any assets included in the Arena, the Rangers or the Network.

            "League Rules" shall have the meaning set forth in Section 3.01(b).

            "Maximum Offering Size" shall have the meaning set forth in Section 4.01(a).

            "MSG" shall mean Madison Square Garden, L.P., a Delaware limited partnership, and its successors and permitted assigns.

            "MSG Acquisition" shall have the meaning set forth in the definition of Bid Agreement.

            "MSG Acquisition Agreements" shall mean (a) the Agreement dated June 28, 1994, between Cablevision and ITT relating to bidding arrangements for Madison Square Garden Corporation, (b) the Bid Agreement, (c) the Amendment Agreement dated as of September 12, 1994, to the Bid Agreement, (d) the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 27, 1994, among Viacom Inc., Paramount Communications Realty Corporation, ITT, RGC and MSG, (e) Amendment No. 1, dated as of March 10, 1995, to the Merger Agreement, (f) Amendment No. 2, dated as of March 10, 1995, to the Merger Agreement, (g) the MSG Acquisition Financing Agreements, (h) the NBA Consent Agreements and (i) the NHL Consent Agreements.

            "MSG Acquisition Financing Agreements" shall mean (a) the Credit Agreement dated as of January 20, 1995 among MSG, the lenders party thereto and Chemical Bank, as agent, (b) the Guarantee dated as of March 10, 1995, made by 1863 Corporation, (c) the Credit Party Pledge Agreement dated as of March 10, 1995, made by MSG and 1863 Corporation in favor of Chemical Bank, (d) the NBA Team Pledge Agreement dated as of March 10, 1995, made by MSG in favor of Chemical Bank, (e) the NHL Team Pledge Agreement dated as of March 10, 1995, made by MSG in favor of Chemical Bank, (f) the Credit Party Security Agreement dated as of March 10, 1995, among MSG, 1863 Corporation and Chemical Bank, (g) the NBA Team Security Agreement dated March 10, 1995, between MSG and Chemical Bank, (h) the NHL Team Security Agreement dated March, 10, 1995, between MSG and Chemical Bank, (i) the

Assignment of Security Interest in United States Copyrights dated March 10, 1995, made by MSG in favor of Chemical Bank, (j) the Assignment of Security Interest in United States Copyrights (NHL) dated March 10, 1995, made by MSG in favor of Chemical Bank, (k) the Collateral Assignment of Security Interest in United States Trademarks dated March 10, 1995, made by MSG in favor of Chemical Bank, (l) the Assignment of Security Interest in United States Trademarks (NBA) dated March 10, 1995, made by MSG in favor of Chemical Bank, (m) the Assignment of Security Interest in United States Trademarks (NHL) dated March 10, 1995, made by MSG in favor of Chemical Bank, (n) the Letter Agreement dated March 10, 1995, among the NBA, NBA Properties, Inc., the NBA Market Extension Partnership, Chemical Bank and MSG with respect to the financing, (o) the Letter dated March 10, 1995, from the NBA Market Extension Partnership to Chemical Bank and MSG,
(p) the Partnership Notice dated March 10, 1995, from MSG to the NBA Market Extension Partnership, (q) the Letter Agreement dated March 10, 1995, among the NHL, Chemical Bank and MSG, and (r) the Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing dated March 10, 1995, made by MSG in favor of Chemical Bank, as any of such agreements may have been modified, amended or supplemented to date.

            "MSG Implied Value" shall mean in connection with (a) any Transfer of any direct ownership interest in a Partner, the Partner Percentage, expressed as a decimal, for such Partner multiplied by the Consideration for the Transfer of such interest divided by the Percentage Sold, expressed as a decimal, associated with such Transfer and (b) any Transfer of any MSG Interest, the Consideration for the Transfer of such interest divided by the Percentage Sold, expressed as a decimal, associated with such Transfer, and, in the case of each of the foregoing clauses (a) and (b), (i) if the Initial Closing is accomplished through a redemption by MSG of the Initial Transferred Interest, plus the Percentage Sold multiplied by $500 million (reduced by the amount of any Acquisition Debt that was included in the computation of the Consideration for the Transfer), (ii) plus the amount of any cash and the Fair Market Value of any business or other assets distributed (as of the time of such distribution) by MSG or any of its Affiliates to Cablevision or ITT or any of their respective Affiliates (other than MSG and its Subsidiaries) from the Initial Closing Date to the date of the Subject Sale (other than as payment of an Asset Remittance Amount), (iii) minus the amount of any cash and the Fair Market Value of any business or other assets that have been contributed to MSG (as of the date of such contribution) on and from the Initial Closing Date to the date of the Subject Sale (the Fair Market Value

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                                                                              12


of SportsChannel New York shall be the value assigned to such contribution in the SportsChannel Contribution Agreement), (iv) for any transaction or series of related transactions between (A) Cablevision, Rainbow or any of their respective Affiliates (other than MSG and its Subsidiaries), on the one hand, and MSG or any of its Subsidiaries, on the other hand, pursuant to an agreement entered into between the Initial Closing Date and the date of the Subject Sale and (B) Cablevision, Rainbow or any of their respective Affiliates (other than MSG and its Subsidiaries), on the one hand, and SportsChannel New York, on the other hand, pursuant to an agreement entered into between December 31, 1996 and the date of the Subject Sale (other than any agreement identified in the SCNY Disclosure Schedule to the SportsChannel Contribution Agreement) and, in each case, involving aggregate payments or other Consideration in excess of $1.0 million (an "MSG Affiliate Transaction"), plus the amount by which the benefit to MSG or SportsChannel New York would have been greater or the costs to MSG or SportsChannel New York would have been less and minus the amount by which the benefit to MSG or SportsChannel New York would have been less or the costs to MSG or SportsChannel New York would have been greater, in each case, if such MSG Affiliate Transaction were negotiated on an Arm's-length basis between MSG or such Subsidiary or SportsChannel New York and a third party that is not Cablevision, Rainbow or an Affiliate of Cablevision or Rainbow. Clause (iv) of the preceding sentence shall not apply to the contribution of SportsChannel New York pursuant to the SportsChannel Contribution Agreement.

            "MSG Interest" shall mean any direct interest in MSG, including all partnership interests, all other equity or ownership interests and all other rights to share in profits, losses and distributions of MSG.

            "NBA" shall have the meaning set forth in Section 3.01(b).

            "NBA Consent Agreement" shall mean the Agreement and Undertaking dated March 10, 1995 from MSG, MSGE, Cablevision, Rainbow, RGC, GHC, ITT, ITTE and ITT MSG in favor of the NBA, NBA Properties Inc., NBA Market Extension Partnership and Planet Insurance, Ltd.

            "Network" shall mean Madison Square Garden Network, a division of MSG, and all the assets, property, businesses and rights used primarily in the business of Madison Square Garden Network, as conducted on the date hereof; provided that the Network shall not include any assets included in the Arena, the Knicks or the Rangers.

            "NHL" shall have the meaning set forth in Section 3.01(b).

            "NHL Consent Agreements" shall mean (a) the Rangers Consent Agreement and (b) the letter dated March 10, 1995 from the NHL to Cablevision, Rainbow, RGC and GHC regarding the security interest in the Rangers under the MSG Acquisition Financing Agreements.

            "Partner" shall mean any person directly owning an MSG Interest and any other person, 67% or more of whose Fair Market Value consists, directly or indirectly, of such person's Partner Interest Fair Market Value. Solely for the purposes of calculating Fair Market Value as used in this definition, SportsChannel New York shall be treated as if it had never been contributed to the Partnership.

            "Partner Interest Fair Market Value" of any person shall mean such person's, direct or indirect, percentage interest in MSG multiplied by the Fair Market Value of MSG. Solely for the purposes of calculating Fair Market Value as used in this definition, SportsChannel New York shall be treated as if it had never been contributed to the Partnership.

            "Partner Percentage" shall mean the percentage of the Fair Market Value of any person that consists of that person's Partner Interest Fair Market Value. Solely for the purposes of calculating Fair Market Value as used in this definition, SportsChannel New York shall be treated as if it had never been contributed to the Partnership.

            "Partnership Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Percentage Sold" shall be determined as of the date of the relevant Subject Sale and shall mean (a) for any Transfer of an interest in a Partner, the Fair Market Value of such Partner, multiplied by the Partner Percentage of such Partner, expressed as a decimal, multiplied by the percentage of the total equity interest in such Partner represented by the interest so Transferred, divided by the Fair Market Value of MSG and (b) for any direct Transfer of any MSG Interest, the percentage of the total MSG Interests represented by the amount so Transferred.

            "Permitted Transferee" shall have the meaning set forth in Section 8.01.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in any Registration Statement, with respect to the terms of the offering of any Cablevision Shares or equity securities of MSG pursuant to this Agreement covered by such Registration Statement, as amended or supplemented by any amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

            "Put Obligation Breach" shall mean (a) if ITT MSG shall have exercised the First Put Option, all the conditions to the First Put Cash Closing or the First Put Stock Closing are satisfied and Cablevision or MSG, as the case may be, does not consummate such Closing at or prior to the time specified therefor in Article II or (b) if ITT MSG shall have exercised the Second Put Option, all the conditions to the Second Put Cash Closing or the Second Put Stock Closing are satisfied and Cablevision or MSG, as the case may be, does not consummate such Closing at or prior to the time specified therefor in Article II.

            "Put Obligation Failure" shall mean (a) if ITT MSG shall have exercised the First Put Option, the failure of the First Put Cash Closing or the First Put Stock Closing to occur within 45 days following the first anniversary of the Initial Closing Date or (b) if ITT MSG shall have exercised the Second Put Option, the failure of the Second Put Cash Closing or the Second Put Stock Closing to occur within 45 days following the second anniversary of the Initial Closing Date (in each case, other than due to a breach by ITT MSG or its Affiliates).

            "Put Option" shall have the meaning set forth in Section 2.04(a).

            "Put Purchase Price" shall have the meaning set forth in Section 2.04(a).

            "Rainbow" shall mean Rainbow Media Holdings, Inc. (formerly, Rainbow Programming Holdings, Inc.), a Delaware corporation, which is a direct Subsidiary of Cablevision on the date of this Agreement, and its successors.

            "Rangers" shall mean the New York Rangers Hockey Club and all of MSG's assets, property, and business and rights relating to the New York Rangers Hockey Club, including rights to conduct all exhibition, regular season and playoff hockey games participated in by the New York Rangers Hockey Club; provided that the Rangers shall not include any assets included in the Arena, the Knicks or the Network.

            "Rangers Consent Agreement" shall have the meaning set forth in
Section 6.06(c).

            "Registrable Securities" shall have the meaning set forth in Section 4.01(a).

            "Registrant" shall have the meaning set forth in Section 4.02(a).

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by Cablevision with Section 2.06 (relating to issuance and registration of Cablevision Shares) or MSG with Article IV (relating to registration rights of ITT MSG and registration procedures) of this Agreement, including (i) all SEC and securities exchange registration and filing fees (including all expenses incident to any filing with the National Association of Securities Dealers, Inc.), (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing and related messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of Cablevision Shares or equity securities of MSG on any securities exchange and (v) the fees and disbursements of counsel and independent public accountants for Cablevision in the case of a registration of Purchaser Shares and MSG in the case of a registration of Registrable Securities.

            "Registration Statement" shall mean any registration statement which covers Cablevision Shares pursuant to the provisions of Section 2.06 or equity securities of MSG pursuant to Article IV of this Agreement, including the Prospectus, all amendments and supplements to such registration statement or such Prospectus, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

            "Remittance Amount" shall have the meaning set forth in Section 2.07(b).

            "RGC" shall mean Rainbow Garden Corp., a Delaware corporation, which is an indirect Subsidiary of Cablevision on the date of this Agreement, and its successors and permitted assigns.

            "SEC" shall mean the Securities and Exchange Commission.

            "Second Put Cash Closing" shall have the meaning set forth in
Section 2.05(b).

            "Second Put Cash Closing Date" shall have the meaning set forth in
Section 2.05(b).

            "Second Put Option" shall have the meaning set forth in Section 2.04(a).

            "Second Put Purchase Price" shall have the meaning set forth in
Section 2.04(a).

            "Second Put Stock Closing" shall have the meaning set forth in
Section 2.06(c).

            "Second Put Stock Closing Date" shall have the meaning set forth in
Section 2.06(c).

            "Second Transferred Interest" shall have the meaning set forth in
Section 2.03(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selected Investment Banking Firm" shall mean an investment banking firm chosen by ITT MSG from a list of three investment banking firms chosen by Cablevision from the following: Lazard Freres & Co. LLC, Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Bear Stearns & Co., Inc., Salomon Brothers Inc and Goldman, Sachs & Co. or, in each case, their respective successors.

            "Shares" shall mean all the issued and outstanding shares of the capital stock of MSGE beneficially owned by ITTE or any of its Affiliates.

            "Shares Purchase Price" shall have the meaning set forth in Section 2.01.

            "Significant Asset" shall mean any of the Arena, the Knicks, the Rangers or the Network.

            "SportsChannel Contribution Agreement" shall mean the SportsChannel Contribution Agreement, dated as of the date hereof, in the form set forth as Exhibit B hereto.

            "SportsChannel New York" shall mean SportsChannel Associates, a New York general partnership, and its successors and assigns.

            "Sports League Approval Agreements" shall mean all agreements required to be entered into by Cablevision, ITT or MSG or any of their respective Subsidiaries and Affiliates in order to obtain the approvals of the NBA and the NHL and any other sports league to the transactions contemplated hereby.

            "Subject Sale" shall have the meaning set forth in Section 2.07(b).

            "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee).

            "Suspension Notice" shall have the meaning set forth in Section 4.02(a)(xv).

            "Swap Agreement" shall mean (a) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (b) any combination of the foregoing; or (c) a master agreement for any of the foregoing together with all supplements.

            "Third Party Claim" shall have the meaning as defined in Section
5.09.

            "Third Party Transfer" shall have the meaning set forth in Section 2.11.

            "Third Transferred Interest" shall have the meaning set forth in
Section 2.04(a).

            "Third-Year Call Closing" shall have the meaning set forth in
Section 2.09(b).

            "Third-Year Call Closing Date" shall have the meaning set forth in
Section 2.09(b).

            "Third-Year Call Price" shall have the meaning set forth in Section 2.09(a).

            "Third-Year Call Right" shall have the meaning set forth in Section 2.09(a).

            "Transfer" shall mean any direct or indirect sale, lease, transfer, delegation, exchange, assignment, hypothecation, pledge, encumbrance, creation of an option or right to purchase or other disposition of any kind (voluntarily, involuntarily or by operation of law) and a correlative meaning when used as a verb.

                  (b) For all purposes of this Agreement:

                  (i) "including" and "include" shall be deemed to be followed by ", without limitation,"; and

                  (ii) "knowledge" of any party means the knowledge, after due inquiry, of the executive officers of such party.

                                   ARTICLE II

                                    Transfers

            SECTION 2.01. Initial Transfer. Upon the terms and subject to the conditions set forth in this Agreement, (a) ITTE shall sell, transfer and deliver to RGC, or at RGC's election, to MSGE, and RGC shall purchase, or the parties, at the election of RGC, shall cause MSGE to redeem from ITTE, the Shares for an aggregate purchase price of $6.5 million (the "Shares Purchase Price") and (b) ITT MSG shall sell, transfer and deliver to GHC, or at GHC's election, to MSG, and GHC shall purchase, or the parties shall, at the election of GHC, cause MSG to redeem from ITT a portion of the ITT MSG Interest such that immediately following such purchase or redemption, the ITT MSG Interest represents the Applicable Percentage of the entire MSG Interest (the ITT MSG Interest so purchased or redeemed hereunder is referred to as the "Initial Transferred Interest") for an aggregate purchase price of $493.5 million (the "Initial Transferred Interest Purchase Price"). The Shares Purchase Price and the Initial Transferred Interest Purchase Price shall be payable as set forth in
Section 2.02. If RGC elects to effect the purchases of the Shares and the Initial Transferred Interest as redemptions by MSGE and MSG, respectively, the parties agree that at the Initial Closing, MSG shall distribute to MSGE $6.5 million in redemption of one-half of MSGE's interest in MSG.

            SECTION 2.02. Initial Closing. The closing (the "Initial Closing") of the purchase and sale of the Shares and the Initial Transferred Interest shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 10:00 a.m. on a date that is no later than five business days after the date on which the conditions to the Initial Closing set forth in Section
7.01 shall have been satisfied or waived. The date on which the Initial Closing shall occur is hereinafter referred to as the "Initial Closing Date". At the Initial Closing, (a)(i) RGC shall deliver, or the parties, at the election of RGC, shall cause MSGE to deliver, to ITTE, by wire transfer to a bank account designated by ITTE at least two business days prior to the Initial Closing Date, immediately available funds in an amount equal to the Shares Purchase Price and
(ii) ITTE shall deliver to RGC or MSGE, as the case may be, certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and (b)(i) GHC shall deliver, or the parties shall, if GHC shall have elected for MSG to redeem the Initial Transferred Interest, cause MSG to deliver, to ITT MSG, by wire transfer to a bank account designated by ITT MSG at least two business days prior to the Initial Closing Date, immediately available funds in an amount equal to the Initial Transferred Interest Purchase Price and (ii) ITT MSG shall deliver to GHC or MSG, as the case may be, a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the Initial Transferred Interest.

            SECTION 2.03. First Put Option. (a) Upon the terms and subject to the conditions set forth in this Agreement, ITT MSG shall have the option (the "First Put Option") to require Cablevision to purchase 50% of the remaining ITT MSG Interest, or, at the election of Cablevision, to require Cablevision to cause MSG to redeem a portion of the ITT MSG Interest so that following such redemption the ITT MSG Interest is one-half of what it was immediately prior to such redemption, (the ITT MSG Interest so transferred or redeemed hereunder is referred to as the "Second Transferred Interest") on the first anniversary of the Initial Closing Date for a purchase price of $94 million or, if the Aircraft shall not have been contributed to MSG at the time of payment, $75 million (in either case, as such amount may be increased pursuant to Section 2.07) (the "First Put Purchase Price"). If ITT MSG exercises the First

Put Option, Cablevision shall purchase, or, at the election of Cablevision, cause MSG to redeem, the Second Transferred Interest pursuant to the terms of this Agreement. At the election of Cablevision, the First Put Purchase Price may be paid entirely in cash as set forth in Section 2.05 below, entirely in shares of Cablevision Common Stock as set forth in Section 2.06 below or in any combination thereof. In the event that Cablevision shall not be able to purchase, or cause MSG to redeem, the Second Transferred Interest because of a failure of any condition to the closing of such purchase or redemption set forth in Section 7.01(a)(iii), (iv), (v) or (vi) (other than as a result of a breach by Cablevision or any of its Affiliates), Cablevision shall have the right during the 45-day period following the first anniversary of the Initial Closing Date to cause a third party designated by Cablevision to purchase the Second Transferred Interest for a price payable in cash equal to the First Put Purchase Price.

            (b) Manner of Exercise of First Put Option. If ITT MSG desires to exercise the First Put Option pursuant to Section 2.03(a), it shall deliver to Cablevision a written notice of its exercise of the First Put Option at least 100 days prior to the first anniversary of the Initial Closing Date and such notice shall be revocable by ITT MSG until such date that is 100 days prior to the first anniversary of the Initial Closing Date. If ITT MSG shall have delivered and not revoked such notice, no later than 60 days prior to the first anniversary of the Initial Closing Date, Cablevision shall deliver to ITT MSG a nonbinding written notice stating whether the First Put Purchase Price will be paid in cash or by issuing Cablevision Common Stock or a combination thereof. If ITT MSG fails to deliver a notice stating its exercise of the First Put Option at least 100 days prior to the first anniversary of the Initial Closing Date, ITT MSG shall be deemed to have elected not to exercise the First Put Option. If ITT MSG shall elect to exercise the First Put Option by delivering the written notice provided for by this Section 2.03(b) and Cablevision shall fail to deliver a notice specifying its chosen manner of paying the First Put Purchase Price within 40 days of receipt of ITT MSG's notice, Cablevision shall be deemed to have elected to have the First Put Purchase Price paid entirely in cash and
Section 2.05(a) shall apply. If Cablevision shall initially indicate its intention to pay the First Put Purchase Price by delivery of shares of Cablevision Common Stock, but ultimately pays such price (or causes such price to be paid) in cash, Cablevision shall reimburse ITT MSG and its Affiliates for all reasonable, out-of-pocket expenses (including fees and expenses of counsel) incurred by ITT MSG or such Affiliates in preparation for receiving and reselling such shares of Cablevision Common Stock.

            (c) Cablevision Obligation. Cablevision acknowledges and agrees that the obligation to pay the First Put Purchase Price upon the exercise by ITT MSG of the First Put Option is and shall remain an obligation of Cablevision, whether or not Cablevision elects to have MSG pay such First Put Purchase Price, has the ability to control MSG or elects to designate a third party to purchase the Second Transferred Interest pursuant to the last sentence of Section 2.03(a). In the event of a Put Obligation Breach with respect to the First Put Option, without limiting any other remedies available to ITT MSG or any of its Affiliates, the First Put Purchase Price shall be increased at a rate per annum equal to twice the interest rate then payable by MSG under the term loan facility of the Bank Credit Agreement or any successor facility, calculated on the basis of the actual number of days elapsed since the date on which the Put Obligation Breach occurred to the date of payment over a year of 365 days.

            SECTION 2.04. Second Put Option. (a) In addition to the First Put Option and upon the terms and subject to the conditions set forth in this Agreement, ITT MSG shall have the option (the "Second Put Option"; each of the First Put Option and Second Put Option may be hereinafter referred to as a "Put Option") to require Cablevision to purchase, or, at the election of Cablevision, MSG to redeem (i) if ITT MSG has exercised the First Put Option and Cablevision has purchased, or caused MSG to redeem, the Second Transferred Interest, the balance of the remaining ITT MSG Interest such that immediately following such transfer or redemption, ITT MSG does not beneficially own an ITT MSG Interest (the ITT MSG Interest so transferred or redeemed hereunder is referred to as the "Third Transferred Interest"), on the second anniversary of the Initial Closing Date for a purchase price of $94 million or, if the Aircraft shall not have been contributed to MSG at the time of payment, $75 million or (ii) if ITT MSG has not exercised the First Put Option, at ITT MSG's election, (A) the Second Transferred Interest for a purchase price of $94 million or, if the Aircraft shall not have been contributed to MSG at the time of payment, $75 million or
(B) the Second Transferred Interest and the Third Transferred Interest for a purchase price of $188 million or, if the Aircraft shall not have been contributed to MSG at the time of payment, $150 million (as any of such amounts may be increased pursuant to Section 2.07) (any of such purchase prices, the "Second Put Purchase Price"; each of the First Put Purchase Price and the Second Put Purchase

Price may be hereinafter referred to as a "Put Purchase Price"). If ITT MSG exercises the Second Put Option, Cablevision shall purchase, or, at the election of Cablevision, cause MSG to redeem, the Second Transferred Interest or the Third Transferred Interest or both the Second Transferred Interest and the Third Transferred Interest, as the case may be, pursuant to the terms of this Agreement. At the election of Cablevision, the Second Put Purchase Price may be paid entirely in cash as set forth in Section 2.05 below, entirely in shares of Cablevision Common Stock as set forth in Section 2.06 below or in any combination thereof. In the event that Cablevision shall not be able to purchase, or cause MSG to redeem, the Second Transferred Interest or the Third Transferred Interest or both, as the case may be, because of a failure of any condition to the closing of such purchase or redemption set forth in Section 7.01(a)(iii), (iv), (v) or (vi) (other than as a result of a breach by Cablevision or any of its Affiliates), Cablevision shall have the right during the 45-day period following the second anniversary of the Initial Closing Date to cause a third party designated by Cablevision to purchase the Second Transferred Interest or the Third Transferred Interest or both, as the case may be, for a price in cash equal to the Second Put Purchase Price.

            (b) Manner of Exercise of the Second Put Option. If ITT MSG desires to exercise the Second Put Option pursuant to Section 2.04(a), it shall deliver to Cablevision a written notice of its exercise of the Second Put Option at least 100 days prior to the second anniversary of the Initial Closing Date specifying, if ITT MSG has not exercised the First Put Option, whether it is exercising the Second Put Option with respect to only the Second Transferred Interest or with respect to both the Second Transferred Interest and the Third Transferred Interest and such notice shall be revocable by ITT MSG until such date that is 100 days prior to the second anniversary of the Initial Closing Date. If ITT MSG shall have delivered and not revoked such notice, no later than 60 days prior to the second anniversary of the Initial Closing Date, Cablevision shall deliver to ITT MSG a non-binding written notice stating whether the Second Put Purchase Price will be paid in cash or by issuing Cablevision Common Stock or a combination thereof. If ITT MSG fails to deliver a notice stating its exercise of the Second Put Option at least 100 days prior to the second anniversary of the Initial Closing Date, ITT MSG shall be deemed to have elected not to exercise the Second Put Option. If ITT MSG shall elect to exercise the Second Put Option by delivering the written notice provided for by this Section 2.04(b) and Cablevision shall fail to deliver a notice specifying its chosen manner of paying the Second Put Purchase Price within 40 days of receipt of ITT MSG's notice, Cablevision shall be deemed to have elected to have the Second Put Purchase Price paid entirely in cash and Section 2.05(b) shall apply. If Cablevision shall initially indicate its intention to pay the Second Put Purchase Price by delivery of shares of Cablevision Common Stock, but ultimately pays such price (or causes such price to be paid) in cash, Cablevision shall reimburse ITT MSG and its Affiliates for all reasonable, out-of-pocket expenses (including fees and expenses of counsel) incurred by ITT MSG or such Affiliates in preparation for receiving and reselling such shares of Cablevision Common Stock.

            (c) Cablevision Obligation. Cablevision acknowledges and agrees that the obligation to pay the Second Put Purchase Price upon the exercise by ITT MSG of the Second Put Option is and shall remain an obligation of Cablevision, whether or not Cablevision elects to have MSG pay such Second Put Purchase Price, has the ability to control MSG or elects to designate a third party to purchase the Second Transferred Interest or the Third Transferred Interest or both, as the case may be, pursuant to the last sentence of Section 2.04(a). In the event of a Put Obligation Breach with respect to the Second Put Option, without limiting any other remedies that may be available to ITT MSG or any of its Affiliates, the Second Put Purchase Price shall be increased at a rate per annum equal to twice the interest rate then payable by MSG under the term loan facility of the Bank Credit Agreement or any successor facility, calculated on the basis of the actual number of days elapsed since the date on which the Put Obligation Breach occurred to the date of payment over a year of 365 days.

            SECTION 2.05. Payment of Cash Upon Exercise of Put Option. (a) In the event ITT MSG exercises the First Put Option and Cablevision elects to have the First Put Purchase Price paid entirely in cash, the closing of the First Put Option (the "First Put Cash Closing"), shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., New York City time, on the first anniversary of the Initial Closing Date, or, if the conditions to the First Put Cash Closing set forth in Section 7.01 shall not have been satisfied or waived by such first anniversary date, as soon as practicable after such conditions shall have been satisfied or waived. The date on which the First Put Cash Closing shall occur is hereinafter referred to as the "First Put Cash Closing Date". At the First Put Cash Closing (i) Cablevision shall deliver, or cause to be delivered by

MSG, to ITT MSG, by wire transfer to a bank account designated by ITT MSG at least two business days prior to the First Put Cash Closing Date, immediately available funds in an amount equal to the First Put Purchase Price and (ii) ITT MSG shall deliver to Cablevision or MSG, as the case may be, a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the Second Transferred Interest.

            (b) In the event ITT MSG exercises the Second Put Option and Cablevision elects to have the Second Put Purchase Price paid entirely in cash, the closing of the Second Put Option (the "Second Put Cash Closing"), shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., New York City time, on the second anniversary of the Initial Closing Date, or, if the conditions to the Second Put Cash Closing set forth in
Section 7.01 shall not have been satisfied or waived by such second anniversary date, as soon as practicable after such conditions shall have been satisfied or waived. The date on which the Second Put Cash Closing shall occur is hereinafter referred to as the "Second Put Cash Closing Date". At the Second Put Cash Closing (i) Cablevision shall deliver, or cause to be delivered by MSG, to ITT MSG, by wire transfer to a bank account designated by ITT MSG at least two business days prior to the Second Put Cash Closing Date, immediately available funds in an amount equal to the Second Put Purchase Price and (ii) ITT MSG shall deliver to Cablevision or MSG, as the case may be, a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the Second Transferred Interest, the Third Transferred Interest or both the Second Transferred Interest and the Third Transferred Interest, as the case may be.

            SECTION 2.06. Issuance of Shares of Cablevision Common Stock Upon Exercise of Put Option. (a) In the event ITT MSG exercises a Put Option pursuant to Section 2.03(a) or 2.04(a) and Cablevision elects to pay the Put Purchase Price associated therewith in whole or in part in shares of Cablevision Common Stock pursuant to Section 2.03(b) or 2.04(b), then Cablevision shall have the right in compliance with this Section 2.06 to pay such Put Purchase Price by delivery to ITT MSG of a number of validly issued, fully paid and nonassessable shares of Cablevision Common Stock that shall result in cash proceeds to ITT MSG from the underwritten public offering contemplated by this Section 2.06, net of all discounts and commissions and all other expenses, at least equal to the portion of such Put Purchase Price that Cablevision has elected to pay in shares of Cablevision Common Stock (the "Cablevision Shares").

Notwithstanding anything to the contrary contained in this Agreement, Cablevision shall only have the right to deliver Cablevision Shares at a Closing if the closing of an underwritten public offering of such Cablevision Shares as contemplated by this Section 2.06 and Section 4.02 occurs simultaneously with such Closing. The resale by ITT MSG in an underwritten public offering of all Cablevision Shares delivered hereunder shall be (i) registered under the Securities Act on a Registration Statement declared effective by the SEC at least three business days prior to the First Put Stock Closing Date or the Second Put Stock Closing Date (each, as defined below), as the case may be, in accordance with this Section 2.06 and Section 4.02 and (ii) consummated by delivery of the Cablevision Shares, on behalf of ITT MSG, to the underwriters, and payment in cash therefor by the underwriters, on such First Put Stock Closing Date or Second Put Stock Closing Date, as the case may be, pursuant to an underwriting agreement meeting the requirements of this Section 2.06.

            (b) In the event ITT MSG exercises the First Put Option and Cablevision elects to pay the First Put Purchase Price by the delivery of Cablevision Shares, the closing of the First Put Option (the "First Put Stock Closing") shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., New York City time, on the first anniversary of the Initial Closing Date, or, if the conditions to the First Put Stock Closing set forth in Section 7.01 shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived; provided, however, that if the First Put Stock Closing shall not have occurred by a date that is three business days after the first anniversary of the Initial Closing Date due to a failure of the conditions set forth in Section 7.01(b)(vii) or (viii) to be satisfied by such date, Cablevision shall pay the First Put Purchase Price in cash on the fifth business day following the first anniversary of the Initial Closing Date. The date on which the First Put Stock Closing shall occur is hereinafter referred to as the "First Put Stock Closing Date". At the First Put Stock Closing, (i) ITT MSG shall deliver to Cablevision a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the Second Transferred Interest and (ii) Cablevision shall deliver to ITT MSG (A)(1) duly authorized and executed stock certificates representing the number of Cablevision Shares determined pursuant to Section 2.06(a) for immediate delivery to the managing underwriter or underwriters of the underwritten public offering required by this Section 2.06 for the accounts of the underwriters and (2) cash, by wire transfer to a bank account designated by ITT MSG at least two business days prior to the First Put Stock Closing Date of immediately available funds in an amount equal to the portion of the First Put Purchase Price that Cablevision elects to have paid in cash or (B) if required by the proviso to the first sentence of this subsection, cash by wire transfer to a bank account designated by ITT MSG of immediately available funds in an amount equal to the First Put Purchase Price.

            (c) In the event ITT MSG exercises the Second Put Option and Cablevision elects to pay the Second Put Purchase Price by the delivery of Cablevision Shares, the closing of the Second Put Option (the "Second Put Stock Closing") shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., New York City time, on the second anniversary of the Initial Closing Date, or, if the conditions to the Second Put Stock Closing set forth in Section 7.01 shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived; provided, however, that if the Second Put Stock Closing shall not have occurred by a date that is three business days after the second anniversary of the Initial Closing Date due to a failure of the conditions set forth in Section 7.01(b)(vii) or (viii) to be satisfied by such date, Cablevision shall pay the Second Put Purchase Price in cash on the fifth business day following the second anniversary of the Initial Closing Date. The date on which the Second Put Stock Closing shall occur is hereinafter referred to as the "Second Put Stock Closing Date". At the Second Put Stock Closing, (i) ITT MSG shall deliver to Cablevision a Bill of Sale and Assignment of Partnership Interest in the Form of Exhibit A to effect delivery of title to the Second Transferred Interest or the Third Transferred Interest or both the Second Transferred Interest and the Third Transferred Interest, as the case may be, and
(ii) Cablevision shall deliver to ITT MSG (A)(1) duly authorized and executed stock certificates representing the number of Cablevision Shares determined pursuant to Section 2.06(a) for immediate delivery to the managing underwriter or underwriters of the underwritten public offering required by this Section
2.06 for the accounts of the underwriters and (2) cash, by wire transfer to a bank account specified by ITT MSG at least two business days prior to the Second Put Stock Closing Date of immediately available funds in an amount equal to the portion of the First Put Purchase Price that Cablevision elects to have paid in cash or (B) if required by the proviso to the first sentence of this subsection, cash by wire transfer to a bank account designated by ITT MSG at least two business days prior to the fifth business day following the second anniversary of the Initial Closing Date of immediately available funds in an amount equal to the Second Put Purchase Price.

            (d) In connection with the delivery of Cablevision Shares upon the exercise of any Put Option, if (x) the aggregate of the amount of cash paid by Cablevision or MSG, as the case may be, toward the Put Purchase of a Put Option and the net cash proceeds to ITT MSG of the resale of Cablevision Shares delivered pursuant to this Section 2.06, as certified in writing by the managing underwriter or underwriters for such resale, less all out-of-pocket expenses actually incurred by ITT MSG or any of its Affiliates in connection with such resale (which shall include all legal and accounting fees), and not paid directly by Cablevision pursuant to Section 2.06(f) is less than (y) the Put Purchase Price due from Cablevision upon the exercise of such Put Option, Cablevision shall deliver such difference to ITT MSG in cash on the first business day following the First Put Stock Closing Date or the Second Put Stock Closing Date, as the case may be, by wire transfer of immediately available funds to a bank account designated by ITT MSG.

            (e) In connection with any underwritten public offering of Cablevision Shares pursuant to this Section 2.06, Cablevision shall have the right to select the managing underwriter or underwriters therefor; provided that such managing underwriter or underwriters are reasonably acceptable to ITT MSG. Cablevision and ITT MSG agree to execute an underwriting agreement with such managing underwriter or underwriters containing customary terms and provisions (including provisions as to indemnification) and such other terms as such managing underwriter or underwriters shall reasonably request to effectuate the underwritten public offering of Cablevision Shares as contemplated by this Agreement. Any such underwriting agreement shall be reasonably satisfactory in form and substance to ITT MSG and Cablevision. Subject to its obligations contained in Section 4.02, Cablevision shall prepare and file promptly following the delivery of its notice pursuant to Section 2.03(b) or 2.04(b), and use all reasonable efforts to cause to be declared effective, a Registration Statement on any appropriate form under the Securities Act which shall cover a resale pursuant to an underwritten public offering of all Cablevision Shares to be issued to ITT MSG pursuant to this Section 2.06. Cablevision agrees that it and the underwriters may not use any Registration Statement covering a resale of Cablevision Shares unless ITT MSG shall have consented to such use

(which consent shall not be unreasonably withheld) and shall be reasonably satisfied with the content and form of such Registration Statement. Cablevision may require ITT MSG to furnish Cablevision with such information regarding ITT MSG and pertinent to the disclosure requirements relating to the registration and the distribution of Cablevision Shares as Cablevision may from time to time reasonably request in writing.

            (f) Cablevision will pay all Registration Expenses in connection with all registrations of Cablevision Shares pursuant to this Section 2.06 and all expenses otherwise incurred by it or its Affiliates relating to the sale or disposition of Cablevision Shares issued to ITT MSG pursuant to this Section
2.06 and, subject to reimbursement under Section 2.06(d), ITT MSG shall only be responsible for its own expenses (other than Registration Expenses and underwriting commissions and discounts, which shall be paid by Cablevision).

            SECTION 2.07. ITT MSG's Right to Profits. (a) In the event Cablevision, RGC, GHC or any of their respective Affiliates (other than MSG and its Subsidiaries) consummate any Transfer, or enters into one or more signed written agreements or signed written agreements in principle (whether or not binding) to Transfer, in one or a series of related transactions, to one or more third parties who are not Affiliates of Cablevision, RGC, GHC or MSG, or files with the SEC a registration statement relating to a secondary public offering of
(i) any MSG Interest or (ii) any direct ownership interest in any Partner or there is a public announcement relating to any such Transfer (or such agreement or such agreement in principle related thereto) by any party thereto, at any time during the one-year period beginning on the Initial Closing Date (an "Equity Subject Sale"), and such Equity Subject Sale indicates an MSG Implied Value that is greater than the Initial Implied Value (determined as of the date of such Subject Sale), Cablevision shall remit to ITT MSG an amount equal to
0.385 multiplied by the amount by which (x) the Percentage Sold, expressed as a decimal, multiplied by the MSG Implied Value exceeds (y) the Percentage Sold, expressed as a decimal, multiplied by the Initial Implied Value (the "Equity Remittance Amount").

            (b) In the event MSG or any of its Subsidiaries consummates any Transfer, or enters into one or more signed written agreements or signed written agreements in principle (whether or not binding) to Transfer, in one or a series of related transactions, to one or more third parties who are not Affiliates of Cablevision, RGC, GHC or MSG, or files with the SEC a registration statement relating to a secondary public offering of, a majority or greater direct interest in, or all or substantially all of the assets of, any Significant Asset, or there is a public announcement relating to any such Transfer (or such agreement or such agreement in principle related thereto) by any party thereto, at any time during the one-year period beginning on the Initial Closing Date (an "Asset Subject Sale" and, together with an Equity Subject Sale, a "Subject Sale"), if the aggregate Consideration received by MSG and its Subsidiaries and Cablevision, Rainbow, RGC or GHC and their respective Affiliates for the interest or assets Transferred exceeds the Initial Asset Value for the Significant Asset subject to such Subject Sale multiplied by a fraction, the numerator of which is the Fair Market Value of the interests or assets of the Significant Asset so Transferred and the denominator of which is the Fair Market Value of the Significant Asset, MSG shall remit to ITT MSG an amount equal to 0.385 multiplied by such excess (the "Asset Remittance Amount" and, together with the Equity Remittance Amount, the "Remittance Amount"). In the event that MSG has Transferred assets of, or interests in, a Significant Asset to Cablevision, Rainbow, RGC, GHC or any of their respective Affiliates and Cablevision, Rainbow, RGC, GHC or any of their respective Affiliates takes any action with respect to such interests or assets during the one-year period described above that would be an Asset Subject Sale if such action were taken by MSG, then the provisions of this clause (b) shall apply to such subsequent resale and the Remittance Amount payable as a result thereof, if any, shall be payable by Cablevision.

            (c) The Remittance Amount payable in connection with any Subject Sale shall be paid in cash within five business days following the consummation of the Subject Sale by wire transfer of immediately available funds to a bank account designated by ITT MSG; provided that if the Subject Sale is a Transfer by MSG of assets or interests in assets and the payment by MSG of the Remittance Amount is expressly not permitted by the terms of the Bank Credit Agreement, the Remittance Amount will bear interest at a rate per annum equal to the interest rate then payable under the term loan facility of the Bank Credit Agreement and the Remittance Amount and the amount of such interest will be added to the Put Purchase Price for the next Put Option to be exercised by ITT MSG, the Floor Price in respect of such Third-Year Call Price, the Change of Control Call Price, the Third-Year Call Price or the price payable by MSG pursuant to the right of first refusal set forth in Section 6.5 of the Partnership Agreement, as applicable; provided that ITT MSG's right to receive the Remittance Amount and such interest from MSG shall remain until the Remittance Amount and such interest is paid by MSG or pursuant to the foregoing. Any adjustment to the Third-Year Call Price or the price payable on a right of first refusal under the Partnership Agreement shall take account of any value reflected in such price prior to such adjustment as a result of the retention of the Remittance Amount by MSG including, if applicable, the reduction in interest expense of MSG as a result of the application of the proceeds to reduce MSG borrowings.

            (d) Cablevision shall deliver in writing to ITT MSG its three choices of firms to act as the Selected Investment Banking Firm prior to or within two business days following the earlier to occur of such Subject Sale or the first public announcement of such Subject Sale by a party thereto. If Cablevision fails to so deliver such choices to ITT MSG, ITT MSG shall be entitled to select the Selected Investment Banking Firm from the list of firms set forth in the definition thereof. The Remittance Amount (and all component parts thereof) shall be determined by the Selected Investment Banking Firm and the results of and methodologies used in such determination shall be in writing and delivered to Cablevision and ITT MSG. Each of Cablevision, RGC, GHC and ITT MSG agrees to, and to cause its Affiliates to, cooperate with the Selected Investment Banking Firm in its determination of MSG Implied Value and the Remittance Amount and provide reasonable access to information requested by the Selected Investment Banking Firm. ITT MSG and Cablevision shall each pay one-half of the fees and expenses of the Selected Investment Banking Firm (including fees and expenses of counsel) related to its services pursuant to this Section 2.07. The Remittance Amount shall be payable promptly after the determination thereof and shall bear interest from the date of consummation of the Subject Sale at a rate per annum equal to the interest rate then payable by MSG under the term loan facility of the Bank Credit Agreement or any successor facility, calculated on the basis of the actual number of days elapsed since the consummation of the Subject Sale over a year of 365 days.

            (e) This Section 2.07 shall not apply to any Transfer to an unaffiliated third-party lender that is any bona fide assignment, hypothecation, pledge, encumbrance or bona fide sale-leaseback transaction, in each case, whereby operating control of the asset Transferred remains with the Transferee and which is a financing transaction for the benefit of the Transferee or its Affiliates and which does not have the primary purpose of avoiding or reducing any payments that would otherwise be payable to ITT MSG pursuant to this Section 2.07.

            SECTION 2.08. Cablevision's Change of Control Call Right. (a) General. Upon the terms and subject to the conditions set forth in this Agreement, Cablevision shall have the right at any time after the Initial Closing Date, upon a Change of Control, to require that ITT MSG sell to Cablevision, or, at Cablevision's election, to require MSG to redeem, all (but not less than all) the balance of the remaining ITT MSG Interest upon the terms set forth in this Section 2.08 (the "Change of Control Call Right"). If at the time of such Change of Control, ITT MSG shall have previously exercised a Put Option by delivering and not revoking the notice required by Section 2.03(b) or
Section 2.04(b), then the ITT MSG Interest subject to such Put Option shall be Transferred to Cablevision or MSG, as the case may be, pursuant to such Put Option and not pursuant to this Section 2.08. If at the time of such Change of Control, (i) ITT MSG shall have exercised and not revoked a Put Option with respect to only the Second Transferred Interest, then Cablevision shall have the right to purchase, or cause MSG to redeem, the balance of the remaining ITT MSG Interest for an aggregate purchase price of $94 million or, if the Aircraft shall not have been contributed to MSG, $75 million, payable as set forth in
Section 2.08(c) below, or (ii) ITT MSG shall not have exercised a Put Option, then Cablevision shall have the right to purchase, or cause MSG to redeem, the balance of the remaining ITT MSG Interest for an aggregate purchase price of $188 million or, if the Aircraft shall not have been contributed to MSG, $150 million, payable as set forth in Section 2.08(c) below. Either of such purchase prices may be hereinafter referred to as a "Change of Control Call Price".

            (b) Manner of Exercise of Change of Control Call Right. Within 10 days following a Change of Control, ITT MSG shall deliver to Cablevision a written notice stating:

            (i) that a Change of Control has occurred and that Cablevision has the right to purchase, or cause MSG to redeem, the balance of the remaining ITT MSG Interest upon the terms of this Section 2.08; and

            (ii) the circumstances and relevant facts regarding such Change of Control (including the identity of the person acquiring control in the Change of Control transaction).

If Cablevision desires to exercise its Change of Control Call Right pursuant to this Section 2.08, it shall deliver to ITT MSG, within 60 days following receipt of notice from ITT MSG, a notice stating that it intends to purchase, or cause MSG to redeem, as the case may be, the balance of the remaining ITT MSG Interest pursuant to this Section 2.08 and the method of payment of the Change of Control Call Price and, in the event Cablevision elects to pay the Change of Control Call Price in Debt Securities, its three selections of investment banking firms to act as the Selected Investment Banking Firm. If Cablevision shall fail to deliver such notice within 60 days following receipt of ITT MSG's notice of a Change of Control, Cablevision shall be deemed to have elected not to exercise its Change of Control Call Right pursuant to this Section 2.08. Within 10 business days following receipt of Cablevision's notice ITT MSG shall select the Selected Investment Banking Firm from the list of three investment banking firms furnished by Cablevision.

            (c) Payment of Change of Control Call Price. If Cablevision elects to exercise its Change of Control Call Right pursuant to this Section 2.08, it shall have the right to pay the Change of Control Call Price associated therewith (i) in cash or (ii) by delivery to ITT MSG of notes or debentures having a maturity of 30 years or less of one of Cablevision, RGC or GHC having a Fair Market Value as determined by a Selected Investment Banking Firm equal to such Change of Control Call Price ("Debt Securities"). The Debt Securities shall contain terms specified by Cablevision, RGC or GHC, as the case may be, and shall be issued pursuant to an agreement between Cablevision, RGC or GHC on the one hand and ITT MSG on the other that shall contain appropriate representations and warranties relating to due organization and good standing, due authorization execution and delivery, validity and binding effect, enforceability, consents, conflicts, liens, transferability, violations or defaults and any other reasonably appropriate matters considering the circumstances. ITT MSG shall pay a percentage of the fees and expenses of the Selected Investment Banking Firm (including fees and expenses of counsel) related to the services provided by it pursuant to this Section 2.08 equal to its Profit Percentage (as defined in the Partnership Agreement) at such time and Cablevision, RGC or GHC shall pay the balance of such fees and expenses. The closing of such purchase (or redemption) and sale (the "Change of Control Call Closing") shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York as soon as is reasonably practicable following the satisfaction or waiver of all the conditions to the Change of Control Call Closing set forth in Section 7.01 (the date of such closing, the "Change of Control Call Closing Date"). At such closing (x) Cablevision shall deliver to ITT MSG, (i) if Cablevision shall elect to have the Change of Control Call Price paid in cash, by wire transfer to a bank account designated by ITT MSG, immediately available funds in an amount equal to such Change of Control Call Price or (ii) if Cablevision shall elect to have the Change of Control Call Price paid in Debt Securities, Cablevision shall, or shall cause RGC or GHC, as the case may be, to deliver the Debt Securities duly executed and notarized and registered in the name of ITT MSG or its designee and
(y) ITT MSG shall deliver to Cablevision a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the ITT MSG Interest transferred pursuant to this Section 2.08.

            SECTION 2.09. Cablevision's Third-Year Call Right. (a) Upon the terms and subject to the conditions set forth in this Agreement, Cablevision shall have the right to require ITT MSG to sell to Cablevision, or, at the election of Cablevision, cause MSG to redeem on the third anniversary of the Initial Closing Date the balance of the remaining ITT MSG Interest upon the terms set forth in this Section 2.09 (the "Third-Year Call Right") and for a purchase price equal to the percentage of the total existing MSG Interest represented by such balance of the remaining ITT MSG Interest multiplied by the Fair Market Value of MSG (the "Third-Year Call Price") as determined by an investment banking firm selected by Cablevision from a list of three investment banking firms selected by ITT MSG from the list of six investment banking firms (or their successors) set forth in the definition of Selected Investment Banking Firm (the "Appraiser"); provided that if at the time of Cablevision's delivery of the notice required by Section 2.09(b) for the exercise of the Third-Year Call Right (i) ITT MSG shall have previously exercised the First Put Option, then the Third-Year Call Price shall not be less than $94 million or, if the Aircraft shall not have been contributed to MSG, $75 million and (ii) ITT MSG shall not have previously exercised a Put Option, then the Third-Year Call Price shall not be less than $188 million or, if the Aircraft shall not have been contributed to MSG, $150 million (each of such minimum prices, a "Floor Price"). The Appraiser shall determine the Third-Year Call Price in accordance with this Agreement and shall present the methodology used in and results of such determination in writing to Cablevision and ITT MSG. All fees and expenses of the Appraiser (including fees and expenses of counsel) related to the services provided by it pursuant to this Section 2.09 shall be paid by Cablevision.

            (b) Manner of Exercise of Third-Year Call Right. If Cablevision desires to exercise the Third-Year Call Right pursuant to Section 2.09(a), it shall deliver to ITT MSG a written notice of its intention to exercise the Third-Year

Call Right at least 60 days prior to the third anniversary of the Initial Closing Date. If Cablevision fails to deliver a notice stating its intention to exercise the Third-Year Call Right at least 60 days prior to the third anniversary of the Initial Closing Date, Cablevision shall be deemed to have elected not to exercise the Third-Year Call Right. Within 10 business days following receipt of Cablevision's notice ITT MSG shall deliver a notice setting forth its three selections of investment banking firms to act as Appraiser from the list of six investment banking firms (or their successors) set forth in the definition of Selected Investment Banking Firm. The closing of the purchase and sale contemplated by this Section 2.09 (the "Third-Year Call Closing") shall occur as soon as is reasonably practicable following delivery to Cablevision and ITT MSG of the Appraiser's written determination and the satisfaction or waiver of all the conditions to the Third-Year Call Closing set forth in Section 7.01 (the date of such closing, the "Third-Year Call Closing Date"). At such closing
(i) Cablevision shall deliver to ITT MSG, by wire transfer to a bank account designated by ITT MSG, immediately available funds in an amount equal to the Third-Year Call Price and (ii) ITT MSG shall deliver to Cablevision a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A to effect delivery of title to the ITT MSG Interest transferred pursuant to this Section 2.09.

            SECTION 2.10. Accelerated Put Right. In the event any Acceleration Event shall occur, ITT MSG immediately shall have the right during the continuance of such Acceleration Event to exercise the First Put Option and the Second Put Option by delivery of written notice thereof to Cablevision and, upon such exercise in accordance with this Section 2.10, the First Put Purchase Price and the Second Put Purchase Price immediately shall become due and payable entirely in cash; provided that if the relevant Acceleration Event arises under clause (d) of the definition of Acceleration Event, ITT MSG must exercise its rights under this Section 2.10 within 10 days following its receipt of the statement on liquidation pursuant to Section 7.3 of the Partnership Agreement and the First Put Purchase Price and the Second Put Purchase Price shall become due and payable 10 days from receipt by Cablevision of ITT MSG's notice of its exercise of its acceleration rights pursuant to the following sentence.

            SECTION 2.11 Adjustment of Purchase Prices. In the event ITT MSG shall Transfer (other than pursuant to Article II of this Agreement) any ITT MSG Interest to any third party that is not a Permitted Transferee, including pursuant to a registered public offering (a "Third Party Transfer"), (a) upon the exercise of a Put Option, the purchase price payable by Cablevision or MSG, as the case may be, for the Second Transferred Interest and the Third Transferred Interest, respectively, each shall be reduced by one-half of the amount of the proceeds to ITT MSG from such Third Party Transfer and (b) each of the Change of Control Call Price payable upon the exercise of the Change of Control Call Right and the Floor Price in respect of a Third-Year Call Price payable upon the exercise of the Third-Year Call Right shall be reduced by the amount of such proceeds. Cablevision and ITT MSG agree that this provision is intended to equitably adjust amounts to be paid to ITT MSG by Cablevision or its Affiliates for ITT MSG Interests pursuant to this Agreement to account for any Third Party Transfers.


                                   ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of ITTE and ITT MSG. Each of ITTE and ITT MSG hereby represents and warrants to Cablevision, RGC and GHC as follows:

            (a) Authority. Each of ITTE and ITT MSG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of ITTE and ITT MSG has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by ITTE or ITT MSG to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by ITTE and ITT MSG and constitutes a legal, valid and binding obligation of ITTE and ITT MSG, enforceable against ITTE and ITT MSG in accordance with its terms.

            (b) No Conflicts; Consents. The execution and delivery of this Agreement by ITTE and ITT MSG do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of ITTE or ITT MSG or any of their respective Subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of ITTE or ITT MSG or the comparable governing instruments of any such Subsidiary, (ii) (assuming the consents required under clause (ii) of the next sentence are obtained) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which ITTE, ITT MSG or any such Subsidiary is a party or by which any of their respective properties or assets are bound, or (iii) (assuming the consents required under clauses (i), (ii) and (iii) of the next sentence are obtained) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to ITTE, ITT MSG or any such Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of ITTE, ITT MSG, MSG or MSGE to consummate the transactions contemplated hereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other nongovernmental third party is required to be obtained or made by or with respect to ITTE or ITT MSG or any of their respective Subsidiaries or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable, (ii) filings, approvals or agreements required by the National Basketball Association (the "NBA") and the National Hockey League (the "NHL") in accordance with applicable rules, regulations or agreements of the NBA and the NHL (collectively, the "League Rules"), (iii) compliance with and filings under the Securities Act and the Exchange Act, (iv) those that may be required solely by reason of Cablevision's and its Affiliates, (as opposed to any other third party's) participation in the transactions contemplated hereby and (v) any consents, approvals, licenses, permits, orders or authorizations, that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the ability of ITTE, ITT MSG, MSG or MSGE to consummate or cause to be consummated the transactions contemplated hereby.

            (c) The Shares and the ITT MSG Interest. ITTE owns the Shares and ITT MSG owns the ITT MSG Interest, in each case, free and clear of any pledges, liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those imposed by virtue of the League Rules. Assuming RGC has the requisite power and authority to be the lawful owner of the Shares and GHC and Cablevision have the requisite power and authority to own the ITT MSG Interest, MSGE has the requisite power and authority to redeem the Shares, and MSG has the requisite power and authority to redeem the ITT MSG Interest, upon delivery to RGC or MSGE, as the case may be, of certificates representing the Shares, duly endorsed by ITTE for transfer, and the delivery to Cablevision, GHC or MSG, as the case may be, of a Bill of Sale and Assignment of Partnership Interest in the form of Exhibit A representing the Initial Transferred Interest, the Second Transferred Interest, the Third Transferred Interest or the ITT MSG Interest to be transferred at the Change of Control Call Closing or the Third-Year Call Closing, as the case may be, and upon ITTE's receipt in accordance with this Agreement of the Shares Purchase Price and ITT MSG's receipt in accordance with this Agreement of the Initial Transferred Interest Purchase Price, the First Put Purchase Price, the Second Put Purchase Price, the Change of Control Call Price or the Third-Year Call Price, as the case may be, good and valid title to the Shares and the Initial Transferred Interest, the Second Transferred Interest, the Third Transferred Interest or the ITT MSG Interest to be transferred at the Change of Control Call Closing on the Third-Year Call Closing, as the case may be, will pass to RGC, GHC, MSGE, Cablevision or MSG, as the case may be, free and clear of any pledges, liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of or agreements relating to Cablevision, RGC, GHC, MSGE, MSG or their respective Affiliates, other than those imposed by virtue of the League Rules. Other than this Agreement, the Partnership Agreement, the Bid Agreement, the NBA Consent Agreement, the NHL Consent Agreements, the League Rules and the MSG Acquisition Financing Agreements, the Shares and the ITT MSG Interest are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares or the ITT MSG Interest.

            (d) Registration Statements. The information supplied by ITT MSG in writing specifically for inclusion in any Registration Statement, will not, at the time such Registration Statement becomes effective, at the relevant

Closing Date or at the closing of any sale registered on such Registration Statement, as such Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any such Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            (e) Actions and Proceedings, etc. Except as described in filings on
Schedule 14D-9 by ITT with the SEC, there are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against ITTE or ITT MSG or any of their respective Affiliates or (ii) investigations or Actions which are pending or, to the knowledge of ITTE or ITT MSG, threatened against ITTE or ITT MSG or any of their respective Affiliates, which, in each case, could have a material adverse effect on the ability of ITTE, ITT MSG, MSG or MSGE to consummate the transactions contemplated hereby.

            SECTION 3.02. Representations and Warranties of Cablevision, RGC and GHC. Cablevision, RGC and GHC hereby represent and warrant to ITTE and ITT MSG as follows:

            (a) Authority. Each of Cablevision, RGC and GHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Cablevision, RGC and GHC has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Cablevision, RGC or GHC to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Cablevision, RGC and GHC and constitutes a legal, valid and binding obligation of Cablevision, RGC and GHC, enforceable against Cablevision, RGC and GHC in accordance with its terms.

            (b) No Conflicts; Consents. The execution and delivery of this Agreement by Cablevision, RGC and GHC do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Cablevision, RGC or GHC or any of their respective Subsidiaries under, any provision of (i) the Amended and Restated Certificate of Incorporation or By-laws of Cablevision or the comparable governing instruments of RGC or GHC or any such Subsidiary, (ii) (assuming the consents required under clauses (ii), (iv) and (vi) of the next sentence are obtained) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Cablevision, RGC or GHC or any such Subsidiary is a party or by which any of their respective properties or assets are bound, or (iii) (assuming the consents required under clauses (i), (ii) and (iii) of the next sentence are obtained) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Cablevision, RGC or GHC or any such Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Cablevision, RGC or GHC to consummate or cause to be consummated the transactions contemplated hereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other nongovernmental third party is required to be obtained or made by or with respect to Cablevision, RGC, GHC, MSG or any of their respective Subsidiaries or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) filings, approvals or agreements required by the NBA or the NHL in accordance with League Rules, (iii) compliance with and filings under the Securities Act and the Exchange Act, (iv) approval of the issuance of shares of Cablevision Common Stock at the First Put Stock Closing or the Second Put Stock Closing by the shareholders of Cablevision, (v) those that may be required solely by reason of ITTE's or ITT MSG's (as opposed to any other third party's) participation in the transactions contemplated hereby, (vi) approvals of the indemnities set forth in Sections 5.02, 5.03 and 5.04 by the lenders under Rainbow's senior credit facility and (vii) any consents, approvals, licenses, permits, orders or authorizations, that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the ability of Cablevision, RGC or GHC to consummate or cause to be consummated the transactions contemplated hereby.

            (c) Purchase Intent. The Shares and the ITT MSG Interest to be acquired by Cablevision, RGC, MSGE, GHC or MSG from time to time pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and none of them or their respective Affiliates shall offer to sell or otherwise dispose of all or any portion of the Shares or the ITT MSG Interest so acquired by it in violation of any of the registration requirements of the Securities Act.

            (d) Cablevision Shares. All Cablevision Shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

            (e) Registration Statements. The information included or incorporated by reference in any Registration Statement covering Cablevision Shares (other than the information supplied by ITT MSG in writing specifically for inclusion in such Registration Statement), will not, at the time such Registration Statement becomes effective, at the relevant Closing Date or at the closing of any sale registered on such Registration Statement, as such Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any such Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            (f) Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Cablevision, RGC or GHC or any of their respective Affiliates or (ii) investigations or Actions which are pending or, to the knowledge of Cablevision, RGC or GHC, threatened against Cablevision, RGC, GHC or any of their respective Affiliates, which, in each case, could have a material adverse effect on the ability of Cablevision, RGC, GHC, MSGE or MSG to consummate or cause to be consummated the transactions contemplated hereby.

            (g) Solvency. Each of Cablevision, RGC, GHC and MSGE on the date hereof is not, and after giving effect to the transactions contemplated to occur at each Closing will not be, insolvent or unable to meet its debts as they come due.

            SECTION 3.03. Representations and Warranties of MSG. MSG represents and warrants to ITT MSG as of any Closing Date other than the Initial Closing Date (except for Section 3.03(e), which shall be as of the Initial Closing Date and any other Closing Date) as follows:

            (a) Authority. MSG is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. MSG has all requisite partnership power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All partnership acts and other proceedings required to be taken by MSG to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by MSG and constitutes a legal, valid and binding obligation of MSG, enforceable against MSG in accordance with its terms.

            (b) No Conflicts. The execution and delivery of this Agreement by MSG do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of MSG or any Subsidiary of MSG under, any provision of (A) the Partnership Agreement or the charter and by-laws or comparable governing instruments of any Subsidiary of MSG, (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to MSG or any Subsidiary of MSG is a party or by which any of their respective properties or assets are bound, or (C) any judgment, order, or decree, or statute, law, ordinance, rule or regulation applicable to MSG or any Subsidiary of MSG or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of MSG to consummate the transactions contemplated hereby.

            (c) Registration Statements. The information included or incorporated by reference in any Registration Statement relating to equity securities of MSG (other than the information supplied by ITT MSG in writing specifically for inclusion in such Registration Statement), will not, at the time such Registration Statement becomes effective or at the closing of any sale registered on such Registration Statement, as such Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any such Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            (d) Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against MSG or any of its Affiliates or (ii) investigations or Actions which are pending or, to the knowledge of MSG, threatened against MSG or any of its Affiliates, which, in each case, could have a material adverse effect on the ability of MSG to consummate the transactions contemplated hereby.

            (e) Solvency. After giving effect to the transactions contemplated to occur at each Closing in which MSG is redeeming an ITT MSG Interest, MSG will not be insolvent or unable to meet its debts as they come due.

            SECTION 3.04. No Representations or Warranties as to Business. Each of the parties hereto understands and agrees that, except as expressly set forth in this Article III, no party hereto is, in this Agreement or any document contemplated by this Agreement expressly or impliedly, making any representation or warranty whatsoever as to the business, assets, condition (financial or otherwise), results of operations, financial statements, assets, properties, contracts and agreements of MSG.


                                   ARTICLE IV

                               Registration Rights

            SECTION 4.01. Registration Rights. (a) If MSG shall at any time after the date hereof, and for so long as ITT MSG or any of its Affiliates beneficially owns any MSG Interest, propose to file a Registration Statement under the Securities Act with respect to an underwritten public offering by MSG or Cablevision or any Affiliate of Cablevision of any partnership interests in or equity securities of MSG, on each such occasion MSG shall promptly furnish ITT MSG with prior written notice thereof. After receipt of such notice by ITT MSG, at the written request of ITT MSG given within 10 days after the receipt of such notice to register any of ITT MSG's partnership interest in or equity securities of MSG (the "Registrable Securities"), MSG shall include in such Registration Statement such Registrable Securities for which registration shall have been requested in an amount so as to permit the sale or other disposition by ITT MSG as part of such underwritten public offering of all such Registrable Securities as are requested by ITT MSG to be included; provided, however, that if the managing underwriter of such offering shall advise MSG in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of the offering (the "Maximum Offering Size"), MSG shall include in such registration to the extent of the number which MSG is so advised can be sold in such offering, (i) for the five-year period commencing on the Initial Closing Date, first, the securities MSG proposes to sell for its own account in such registration, second, all Registrable Securities requested to be included in such registration by ITT MSG pursuant to this Section 4.01, and third, all other securities proposed to be included in such Registration Statement by Cablevision or any other holders and (ii) after such five-year period, first, the securities MSG proposes to sell for its own account in such registration and second, all Registrable Securities requested to be included in such registration by ITT MSG pursuant to this Section 4.01 and all other securities proposed to be included in such Registration Statement by Cablevision or any other holders pro rata based on the number of securities requested to be included by each. In connection with any registration in which ITT MSG includes Registrable Securities pursuant to this Section 4.01, ITT MSG shall execute a normal and customary underwriting agreement in form and substance reasonably satisfactory to ITT MSG. Nothing in this Section 4.01 shall create any liability (other than pursuant to Section 4.01(b)) on the part of MSG to ITT MSG if MSG in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to this Section 4.01 or to withdraw such Registration Statement subsequent to its filing.

            (b) Expenses. The parties hereto acknowledge and agree that, as between MSG and ITT MSG, all Registration Expenses incurred by MSG and ITT MSG hereto in complying with the provisions of this Section 4.01 shall be borne by MSG and ITT MSG in proportion to the amount of securities sold by such person in any offering in relation to the total amount of securities included in such offering; provided that each of MSG and ITT MSG shall be responsible for underwriting commissions and discounts and transfer taxes with respect to the securities included in any Registration Statement pursuant to this Section 4.01 by such person and shall be responsible for all other fees and expenses directly incurred by such person.

            SECTION 4.02. Registration Procedures. (a) For purposes of this
Section 4.02, "Registrant" shall mean, with respect to a registration of Cablevision Shares pursuant to Section 2.06, Cablevision and, with respect to a registration of Registrable Securities pursuant to Section 4.01, MSG. In connection with any registration pursuant to Section 2.06 or Section 4.01:

            (i) Registrant shall furnish to ITT MSG, sufficiently prior to the filing thereof with the SEC to allow ITT MSG to review and comment on, copies of the Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and Registrant shall use all reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as ITT MSG reasonably may propose;

            (ii) Registrant shall advise ITT MSG and, if requested by ITT MSG, confirm such advice in writing (which advice pursuant to paragraphs (B) through (E) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

                  (A) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any posteffective amendment thereto has become effective;

                  (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

                  (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any actions or proceedings for that purpose;

                  (D) of the receipt by Registrant of any notification with
            respect to the suspension of the qualification or exemption from qualification of the Cablevision Shares or Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any action or proceeding for such purpose; and

                  (E) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) Upon the occurrence of any event contemplated by paragraphs
      (B) through (E) of Section 4.02(a)(ii) during the period for which Registrant is required to maintain an effective Registration Statement and subject to paragraph (xv) of this Section 4.02(a), Registrant shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Cablevision Shares or Registrable Securities, as the case may be, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iv) Registrant shall comply with all applicable rules and regulations of the SEC and will make generally available to its security holders as soon as practicable but in any event not later than 18 months after the effective date of the Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

            (v) Registrant shall enter into such customary agreements and take all such other customary action, if any, as ITT MSG or the managing underwriter or underwriters shall reasonably request in order to facilitate the disposition of Cablevision Shares or Registrable Securities, as the case may be, pursuant to any Registration Statement;

            (vi) Registrant shall (A) make reasonably available upon reasonable notice and during reasonable business hours for inspection by representatives of, and counsel for, ITT MSG and any underwriter participating in any disposition of Cablevision Shares or Registrable Securities, as the case may be, pursuant to a Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of Registrant and each Subsidiary of Registrant and (B) cause each of Registrant's (and each of Registrant's Subsidiary's) officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with any such Registration Statement, in each case, as shall be reasonably necessary, in the judgment of counsel for ITT MSG or such underwriters, to conduct a reasonable investigation within the meaning of
      Section 11 of the Securities Act; provided, however, that each such representative or counsel shall be acceptable to Registrant in its judgment reasonably exercised and each such person inspecting or being supplied with records, documents or information pursuant to this clause
      (vi) shall agree (and, in the case of representatives other than counsel, in writing) to maintain in confidence and not disclose to any other person any such records, documents or information that is not then publicly available, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), (B) such person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given Registrant prompt prior written notice of such requirement) or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein in order that such Registration Statement or Prospectus does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (vii) Registrant shall cause (A) its counsel to deliver an opinion relating to the Registration Statement and the Cablevision Shares or the Registrable Securities, as the case may be, in customary form addressed to the managing underwriter or underwriters and, if customary, ITT MSG and dated the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include the due organization and good standing of Registrant and its material Subsidiaries; the qualification of Registrant and its material Subsidiaries to transact business as foreign organizations; the due authorization, execution and delivery of the underwriting agreement and any other relevant agreements; the status of the Cablevision Shares or the Registrable Securities, as the case may be, as duly authorized and executed, validly issued, fully paid and nonassessable; the absence of material legal or governmental proceedings involving Registrant; the governmental approvals required to be obtained in connection with the Registration Statement and the offering and sale of the Cablevision Shares or the Registrable Securities, as the case may be; the compliance as to form in all material respects of such Registration Statement with the requirements of the Securities Act; and, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the Prospectus included therein, as then amended or supplemented, of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading other than with respect to information supplied by parties other than Registrant and Affiliates of Registrant (in the case of such documents, in light of the circumstances existing at the time such documents were filed with the SEC under the Exchange Act)); (B) its officers to execute and deliver all customary documents and certificates requested by the managing underwriter or underwriters and, in the case of a registration of Cablevision Shares, ITT MSG and (C) its independent public accountants to provide a comfort letter in customary form addressed to ITT MSG and the managing underwriters, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72;

            (viii) Registrant shall furnish to ITT MSG such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus and any Prospectus supplement, as applicable, and such other documents as ITT MSG may reasonably request in order to facilitate the disposition of the Cablevision Shares or the Registrable Securities, as the case may be, by ITT MSG (Registrant hereby consents to the use of the Prospectus or any amendment or supplement thereto in connection with such disposition);

            (ix) Registrant shall furnish to ITT MSG at least one manually signed copy of any Registration Statement

      (including exhibits, financial statements and schedules) and all amendments thereto;

            (x) Registrant shall use all reasonable efforts to register or qualify the Cablevision Shares or Registrable Securities, as the case may be, covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as ITT MSG shall reasonably request in writing by the time the Registration Statement is declared effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable ITT MSG to consummate the disposition in such jurisdictions of such Cablevision Shares or Registrable Securities, as the case may be, except that Registrant shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.02, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction;

            (xi) In the case of a registration of Cablevision Shares pursuant to
      Section 2.06, Cablevision shall cause all such Cablevision Shares to be listed on any securities exchange on which the Cablevision Common Stock is then listed, or approved for trading through the Nasdaq Stock Market or any other inter-dealer quotation system through which the Cablevision Common Stock is then traded, provide a transfer agent and registrar for such Cablevision Shares covered by such Registration Statement no later than the effective date of such Registration Statement and, if securities of the same class as the Cablevision Shares are then certificated, provide certificates for Cablevision Shares covered by a Registration Statement without any restrictive legends;

            (xii) In the case of a registration of Registrable Securities pursuant to Section 4.01, MSG shall cause all Registrable Securities registered on a Registration Statement to be listed on any securities exchange on which partnership interests or equity securities of MSG are then listed, or approved for trading through the Nasdaq Stock Market or any other inter-dealer quotation system through which such interests or securities are then traded, provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement and provide certificates for Registrable Securities covered by a Registration Statement without any restrictive legends;

            (xiii) Without limiting any of the foregoing, Registrant shall permit ITT MSG and its counsel to be involved in the preparation of any Registration Statement being prepared pursuant to this Agreement, shall permit ITT MSG and its counsel to review and comment on any filing (including of the Registration Statement) required to be made by Registrant hereunder or correspondence with the SEC and to deliver to ITT MSG all material correspondence from the SEC promptly following receipt thereof by Registrant;

            (xiv) Each party hereto agrees not to engage in any actions which could reasonably be expected to cause the Registrant to be in violation of any Federal or state securities law or regulation in complying with this
      Article IV;

            (xv) ITT MSG agrees that, upon receipt of any (i) notice from Registrant of the happening of any event of the kind described in paragraphs (B) through (E) of Section 4.02(a)(ii) or (ii) notice from Registrant that Registrant is in possession of material information that has not been disclosed to the public and would be required to be disclosed in the Registration Statement and Registrant reasonably deems it to be advisable not to disclose such information in a Registration Statement (in each case, such notice being hereinafter referred to as a "Suspension Notice"), ITT MSG shall (A) forthwith discontinue disposition of the Cablevision Shares or Registrable Securities, as the case may be, pursuant to any Registration Statement and (B) shall not be entitled to the benefits provided under Article V hereof with respect to liabilities arising from the subject matter of the notice received by ITT MSG pursuant to the foregoing clause (i) or (ii) in connection with any sales made by it in contravention of this paragraph, in each case, until ITT MSG's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.02(a)(iii) or a notice that any order suspending the effectiveness of the Registration Statement has been withdrawn, or, until further notice from Registrant that disposition of Cablevision Shares or Registrable Securities may resume, provided that such further notice will be given within 90 days of the Suspension Notice in the case of (ii) above, and provided further in the case of clause (ii) above that any Suspension Notice must be based upon a good faith determination of the Board of Directors of Registrant that such Suspension Notice is necessary; and, if so directed by Registrant, ITT MSG will deliver to Registrant (at the expense of Registrant) all copies in its possession, other than permanent file copies then in ITT MSG's possession, of the Prospectus covering such Cablevision Shares or Registrable Securities current at the time of receipt of such notice; and

            (xvi) ITT MSG will furnish to Registrant such information regarding ITT MSG and its Affiliates as Registrant may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or any relevant state securities or Blue Sky law or obligation. ITT MSG agrees to notify Registrant as promptly as practicable of any inaccuracy or change in information previously furnished by ITT MSG to Registrant or of the happening of any event, in either case as a result of which any Prospectus relating to such registration contains an untrue statement of a material fact regarding ITT MSG or omits to state any material fact regarding ITT MSG required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to Registrant promptly any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to ITT MSG, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In connection with a registration of Registrable Securities, ITT MSG shall cause its counsel to deliver an opinion in customary form to the managing underwriters or underwriters dated the effective date of such Registration Statement with respect to matters customarily covered by an opinion of counsel to a selling shareholder. ITT MSG agrees to provide reasonable cooperation to the Registrant in connection with a registration of Cablevision Shares or Registrable Securities.

                                    ARTICLE V

                                 Indemnification

            SECTION 5.01. Indemnification by Cablevision. Cablevision agrees to indemnify, defend and hold harmless the ITT MSG Indemnitees from and against, and pay or reimburse the ITT MSG Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to (i) any untrue or alleged untrue statement of material fact contained or incorporated in a Registration Statement covering Cablevision Common Stock, any Prospectus or preliminary Prospectus relating to Cablevision Common Stock, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Registration Statement, Prospectus or a preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except, in the case of the foregoing clauses (i) or (ii), insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to ITT MSG and its Affiliates furnished in writing to Cablevision by ITT MSG expressly for use therein or (iii) any breach by Cablevision of its obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.02. Indemnification by Rainbow. Rainbow agrees to indemnify, defend and hold harmless the ITT MSG Indemnitees from and against, and pay or reimburse the ITT MSG Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to any obligation of ITT or any of its Affiliates contemplated to be discharged and released pursuant to Section 6.06(c).

            SECTION 5.03. Indemnification by RGC. RGC agrees to indemnify, defend and hold harmless the ITT MSG Indemnitees from and against, and pay or reimburse the ITT MSG Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to (i) any obligation of ITT or any of its Affiliates contemplated to be discharged and released pursuant to Section 6.06(c) or (ii) any breach by RGC, GHC or MSG of their respective obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.04. Indemnification by GHC. GHC agrees to indemnify, defend and hold harmless the ITT MSG Indemnitees from and against, and pay or reimburse the ITT

MSG Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to (i) any obligation of ITT or any of its Affiliates contemplated to be discharged and released pursuant to Section 6.06(c) or (ii) any breach by GHC or RGC of their respective obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.05. Indemnification by MSG. MSG agrees to indemnify, defend and hold harmless the ITT MSG Indemnitees from and against, and pay or reimburse the ITT MSG Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to (i) any untrue or alleged untrue statement of material fact contained or incorporated in a Registration Statement covering securities of MSG, any Prospectus or preliminary Prospectus relating to securities of MSG, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Registration Statement, Prospectus or a preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except, in the case of the foregoing clauses (i) or (ii), insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to ITT MSG or its Affiliates furnished in writing to MSG by ITT MSG expressly for use therein or (iii) any breach by MSG of its obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.06. Indemnification by ITTE. ITTE agrees to indemnify, defend and hold harmless the Cablevision Indemnitees from and against, and pay or reimburse the Cablevision Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to any breach by ITTE of its obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.07. Indemnification by ITT MSG. ITT MSG agrees to indemnify, defend and hold harmless the Cablevision Indemnitees from and against, and pay or reimburse the Cablevision Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to (i) any untrue or alleged untrue statement of material fact contained in a Registration Statement covering Cablevision Shares or Registrable Securities, as the case may be, any Prospectus or preliminary Prospectus relating to such Cablevision Shares or Registrable

Securities, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances under which they were made) not misleading, but only, in the case of the foregoing clauses (i) and (ii), to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to ITT MSG furnished in writing to the Registrant by ITT MSG and its Affiliates specifically for inclusion therein or (iii) any breach by ITT MSG of its obligations under this Agreement, the Partnership Agreement or any Ancillary Agreement.

            SECTION 5.08. Indemnification by ITT. ITT agrees to indemnify, defend and hold harmless the Cablevision Indemnitees from and against, and pay or reimburse the Cablevision Indemnitees for, any and all Indemnifiable Losses arising out of, by reason of or otherwise related to the Actions described in ITT's filings on Schedule 14D-9 with the SEC, to the extent Cablevision or any of its Affiliates is made a party thereto or is required to answer to any subpoena or similar process in connection therewith.

            SECTION 5.09. Procedures for Indemnification. If a claim or demand is made against any person who is entitled to indemnification hereunder (an "Indemnitee") by any person who is not a party, or an Affiliate of a party, to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party obligated hereunder to indemnify such Indemnitee (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

            If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to partici-pate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnitee for the same counsel to represent both the Indemnitee and the Indemnifying Party, then the Indemnitee shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

            If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that all of the Indemnitees that are subject to the Third Party Claims that are to be settled, compromised or discharged may unanimously refuse to agree to any such settlement, compromise or discharge if each Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge.

            Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

            SECTION 5.10. Indemnification Payments. Indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

            SECTION 5.11. Contribution. (a) If the indemnification from the Indemnifying Party provided for in Section 5.01(i) or (ii), Section 5.05(i) or
(ii) or Section 5.07(i) or (ii) is unavailable to an Indemnitee hereunder in respect of any Indemnifiable Losses for which it is entitled to indemnification hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnitee in connection with the Action which resulted in such Indemnifiable Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnitee shall be determined by reference to, among other things, whether any action in question, including in respect of any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such

Indemnifying Party or Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action and the terms of this Agreement. The amount paid or payable by a party as a result of Indemnifiable Losses shall be deemed to include, subject to the limitations set forth in Section 5.09, any legal and other fees and expenses reasonably incurred by such Indemnitee in connection with any Action.

            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (c) If indemnification is available under this Article V, the Indemnifying parties shall indemnify each Indemnitee to the full extent provided in this Article V, without regard to the relative fault of said Indemnifying parties or Indemnitee or any other equitable consideration provided for in this
Section 5.11.

            (d) The provisions of this Section 5.11 shall be applicable in respect of each registration pursuant to this Agreement and shall be in addition to any liability which any party may have to any other party.

            SECTION 5.12. Survival of Obligations. The obligations of the parties under this Article V shall survive the consummation of the transactions contemplated hereby or any termination of this Agreement

                                   ARTICLE VI

                                    Covenants

            SECTION 6.01. Cooperation; Further Assurances. (a) Without limiting any other provision of this Agreement, each of the parties hereto shall, and shall cause their respective Affiliates to, proceed expeditiously and cooperate fully in making application for all necessary regulatory approvals, in the procurement of any other consents and approvals, and in the taking of any other action and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of

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the transactions contemplated hereby on the terms provided herein. Each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby and (ii) to promptly obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other public or private third party (including the NBA and the NHL) which is required to be obtained or made by such party in connection with the transactions contemplated hereby. Each of the parties hereto shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to any of the Closings set forth in Section 7.01 not being satisfied.

            (b) Each party shall use all reasonable efforts to cause the Initial Closing to occur on or prior to June 1, 1997 or, if the Initial Closing does not occur by that date, shall continue to use all reasonable efforts to cause the Initial Closing to occur as soon thereafter as practicable (except that Cablevision shall not be obligated to cause RGC and GHC to pay the Shares Purchase Price or the Initial Transferred Interest Purchase Price, respectively, at the Initial Closing and ITT shall not be obligated to cause ITTE or ITT MSG to comply with their respective obligations to deliver the Shares and the Initial Transferred Interest at the Initial Closing) and each other Closing to occur on the applicable Closing Date. Each of ITT MSG and ITTE hereby agrees to reasonably cooperate with Cablevision, RGC and GHC in connection with the taking of any actions that are required to permit MSG to redeem any ITT MSG Interest and MSGE to redeem the Shares pursuant to this Agreement.

            (c) Each of the parties hereto shall provide to (i) any lending institution that will finance the payment by Cablevision or MSG of the Initial Transferred Interest Purchase Price in order to arrange such financing, (ii) advisors to ITT required for preparation of fairness opinions or (iii) any Selected Investment Banking Firm providing services pursuant to any provision of this Agreement, and each of their respective accountants, counsel and other designated representatives, reasonable access and

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duplicating rights during normal business hours and upon reasonable advance notice, subject to appropriate confidentiality provisions, to all information within the possession or control of ITT MSG, Cablevision or MSG, as the case may be, reasonably requested by such lending institution, advisors or Selected Investment Banking Firm.

            SECTION 6.02. Antitrust Notification. Each of the parties hereto shall, and shall cause their respective Affiliates, if necessary, with respect to any transfer of an ITT MSG Interest to Cablevision or MSG or any of their respective Affiliates or a transfer of the Shares to Cablevision, RGC or MSGE, or any of their respective Affiliates, to file with the United States Federal Trade Commission (the "FTC"), the United States Department of Justice (the "DOJ") and any similar applicable state authority at least 60 days prior to the Closing of such transfer the notification and report form required for such transaction and any supplemental information requested in connection therewith pursuant to the HSR Act or any applicable state law or regulation. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act or any applicable state law or regulation. Each of the parties hereto shall, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any applicable state law or regulation. Each of the parties hereto shall, and shall cause their respective Affiliates to, keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts to obtain any clearance required under the HSR Act for the consummation of any transactions contemplated hereby; provided that Cablevision shall be solely responsible for any filing fees payable under the HSR Act.

            SECTION 6.03. League Approvals. Each of the parties hereto shall, and shall cause their respective Affiliates, if necessary, to, as promptly as practicable, but in no event later than 10 business days following the execution and delivery of this Agreement, file with the NBA and the NHL notification of this Agreement, the Partnership Agreement and the Ancillary Agreements, as necessary, and the transactions contemplated hereby and thereby and a request for the consent of the NBA and the NHL for all the transactions contemplated hereby and shall promptly file such other supplemental information, certifications, declarations or filings as shall be requested in connection therewith pursuant to the League Rules. Any such notification and consent request shall be in compliance with the League Rules and shall request, to the extent permitted by League Rules, the NBA and the NHL to consent to all the transactions contemplated hereby in advance of the Initial Closing so that no further notification or consent shall be required in connection with any transaction contemplated hereby that is consummated after the Initial Closing. In the event that such advance approval is not available, the parties hereto agree to use all reasonable efforts to obtain the consent of the NBA and the NHL to any transactions contemplated to occur at a Closing sufficiently in advance of such Closing to permit such Closing to occur on the applicable anniversary of the Initial Closing Date.

            Each of the parties hereto shall, and shall cause their respective Affiliates to, furnish each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the League Rules. Each of the parties hereto shall, and shall cause their respective Subsidiaries to, keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the NBA and the NHL and shall comply promptly with any such inquiry or request. Each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts to obtain consents required under the League Rules for the consummation of all the transactions contemplated hereby (which efforts are intended to contemplate, among other things, arrangements similar to those contemplated by the NBA Consent Agreement and NHL Consent Agreements and other efforts expended to obtain the consent of the NBA and the NHL to the MSG Acquisition except that none of ITT nor any of its Affiliates shall be required to agree to any terms similar to those set forth in Section 7(d) of the Rangers Consent Agreement and except that the arrangements contemplated by this Section 6.03 shall reflect the expected relative ownership of MSG following the Initial Closing); provided that MSG shall be solely responsible for any filing or application fees payable to the NBA and the NHL.

            SECTION 6.04. Publicity. ITT MSG and Cablevision agree that, from the date hereof through the Second Put Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party or any of its Affiliates or MSG without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to review such release or announcement in advance of such issuance.

            SECTION 6.05. Governance of MSG. Each of the parties hereto agrees that there will be no change in the composition of the Board of Directors of MSGE prior to the Initial Closing (other than as permitted by the existing governing documents of MSGE).

            SECTION 6.06. Existing Agreements; Contribution of SportsChannel New York. (a) All agreements, understandings and arrangements among the parties hereto and their Affiliates relating to their interests in and the operation of MSG shall remain in full force and effect until the Initial Closing (and, except as otherwise expressly provided in this Agreement, nothing in this Agreement shall have any effect whatsoever on the rights and obligations of the parties hereto or their Affiliates under any such agreements, understandings or arrangements or be given any effect in the interpretation of any such agreement, understanding or arrangement); provided that, if all of the conditions to consummation of the Initial Closing are satisfied but RGC or GHC does not consummate the Initial Closing within five business days following the satisfaction of all conditions to the Initial Closing set forth in Section 7.01 (otherwise than by a breach by ITTE or ITT MSG), without limiting any other remedies that may be available to ITTE or ITT MSG or any of their respective Affiliates, (i) all restrictions on the Transfer by ITT or any of its Affiliates of the Shares or the ITT MSG Interest pursuant to any agreement, understanding or arrangement between the parties (including the provisions of this Agreement, the restrictions on Transfer set forth in Section 11 of the Bid Agreement and the right of first refusal set forth in Section 12 of the Bid Agreement and the buy-sell arrangements set forth in Section 13 of the Bid Agreement) immediately shall be null and void and of no further force or effect and (ii) ITT MSG shall have the right, exercisable immediately by delivery of written notice thereof to Cablevision, to cause to occur, and upon such exercise Cablevision shall and shall cause its Affiliates to effect, the Mandatory Contribution (as defined in the SportsChannel Contribution Agreement) upon the terms set forth in and in compliance with the SportsChannel Contribution Agreement (the "Contribution Right"); provided that, if ITT MSG exercises its right to cause Cablevision to effect the Mandatory Contribution, from and after the consummation of such Mandatory Contribution, the right of first refusal provision set forth in Section 12 of the Bid Agreement shall be reinstated and shall be deemed to apply to transfers of interests in Partners as well as any direct transfer of any MSG Interest. If ITT MSG exercises the Contribution Right, Cablevision agrees to cause its Affiliates to consummate the Mandatory Contribution.

            (b) Following the Initial Closing, all agreements, understandings and arrangements among the parties hereto relating to their interests in and the operation of MSG (other than this Agreement, the Partnership Agreement and the Ancillary Agreements) shall terminate and be of no further force or effect and this Agreement, the Partnership Agreement and the Ancillary Agreements shall govern the relationship among the parties relating to their interests in and operation of MSG; provided, however, that if a Put Obligation Breach, a Put Obligation Failure or an Acceleration Event occurs and is continuing, then from and after and during the continuance of such event, without limiting any other remedies that may be available to ITT MSG or its Affiliates, (i) all restrictions on the Transfer pursuant to any agreement, understanding or arrangement among the parties hereto (including pursuant to this Agreement or the Partnership Agreement) by ITT MSG or any of its Affiliates of the ITT MSG Interest (other than those set forth in Sections 6.1(b), 6.1(c) (other than clause (ii) thereof) and 6.1(d) of the Partnership Agreement) immediately shall be inapplicable and of no force or effect and (ii) the right of first refusal set forth in Section 6.6 of the Partnership Agreement shall be effective.

            (c) Each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts to obtain the complete discharge and release (i) at or prior to the Initial Closing, of all obligations of ITT, ITTE, ITT MSG and each of their respective Affiliates under any of the MSG Acquisition Agreements to the extent such obligations are not conditioned upon ITT or its Affiliates continuing to own an ownership interest in an NBA or NHL franchise (including (A) ITT's guarantee and other obligations pursuant to Section 5.04(e) of the Merger Agreement of the obligations of Paramount Communications Inc. under the Guaranty made as of November 22, 1988 to the New York Yankees Limited Partnership and (B) ITT's obligations under Section 7 of the Consent Agreement dated as of March 10, 1995 among the NHL, MSG, MSGE, ITTE, ITT MSG, ITT, GHC, RGC, Rainbow and Cablevision (the "Rangers Consent Agreement")) and (ii) at or prior to any Closing or the consummation of any other transaction contemplated hereby following which ITT MSG and its Affiliates shall cease to own any MSG Interest, of all obligations of ITT and its Affiliates under any of the MSG Acquisition Agreements to the extent such obligations are conditioned upon ITT or its Affiliates continuing to own an ownership interest in an NBA or NHL franchise. In the event that ITT is not released from its obligations pursuant to Section 7(d)(ii) of the Rangers Consent Agreement and ITT is required to purchase the Rangers pursuant to Section 7(d)(ii) of the Rangers Consent Agreement, all rights, options, contracts or other arrangements of MSG and any of its Affiliates relating to the Rangers that are on terms less favorable to the Rangers than Arm's-length basis terms shall be automatically revised to reflect then prevailing market conditions.

            SECTION 6.07. Compliance by Affiliates. Each of the parties hereto agrees to cause all their respective Affiliates to comply with the terms and provisions of this Agreement, the Partnership Agreement and the Ancillary Agreements and to take all action necessary to enable each of them to comply with all their respective obligations under this Agreement, the Partnership Agreement and the Ancillary Agreements (except that Cablevision shall not be obligated to cause RGC and GHC to pay the Shares Purchase Price or the Initial Transferred Interest Purchase Price, respectively, at the Initial Closing and ITT shall not be obligated to cause ITTE or ITT MSG to comply with their respective obligations to deliver the Shares and the Initial Transferred Interest at the Initial Closing).

            SECTION 6.08. Other Agreements. (a) Bank Credit Agreement. RGC and GHC shall use all reasonable efforts to ensure that (i) the terms and provisions of the Bank Credit Agreement shall be consistent in all material respects with, and shall not contain any provisions that are likely to impair the timely consummation of the transactions contemplated by this Agreement, in each case, that are not contemplated by the Commitment Letter and (ii) in particular, the conditions to obligations of the lenders under the Bank Credit Agreement to provide funds relating to "material adverse" changes shall be substantially identical to the conditions to a Closing set forth in Section 7.01(a)(vii).

            (b) Aircraft Matters. ITT shall cause ITT Flight Operations, Inc., a Pennsylvania corporation ("Flight"), to provide to MSG an option, exercisable for a 45-day period commencing on the date hereof, to provide aircraft services on the following terms:

            (i) MSG would "dry" lease the Aircraft on customary terms and conditions to Flight for a period of two years, which shall be automatically renewed for one year periods thereafter unless notice of termination shall thereafter be given by either party within 90 days of the expiration of the lease period.

            (ii) Flight would manage, maintain, operate and store the Aircraft for MSG and its Affiliates and, in exchange for such services, MSG and its Affiliates would reimburse Flight for all direct operating expenses relating to the Aircraft, including all insurance costs, and would pay Flight a monthly management fee of $75,000, a monthly hangar rental fee of $10,000 and monthly administrative fee in an amount equal to 10% of all direct operating expenses relating to the Aircraft. MSG would have the right to terminate such agreement on 90 days notice if it receives a written offer to provide equivalent services that it concludes is more advantageous to MSG than such agreement. The Flight Management Agreement would also provide that all net income received by Flight as a result of the use of the Aircraft by third parties shall be paid as follows: (1) in the case of any use of the Aircraft obtained or booked by Flight, 85% to MSG and the balance to Flight; and (2) in the case of any use of the Aircraft obtained or booked by MSG or its Affiliates, 92.5% to MSG and the balance to Flight.

            (iii) Notwithstanding anything to the contrary contained in Sections 6.08(b)(i) and (ii), Flight shall be entitled to terminate all aircraft services then being provided to MSG and its Affiliates, without any cost and expense, upon 90 days prior notice to MSG.

            SECTION 6.09. Tax Matters. (a) The tax returns of MSG for the tax years ended December 31, 1996 and thereafter shall be prepared as soon as practicable after the end of the taxable year by a firm of nationally recognized accountants. Such firm shall be retained by MSGE with the agreement of ITT and Cablevision, which agreement shall not be unreasonably withheld. Such tax returns shall be prepared in a manner consistent with the tax returns for the tax year ended December 31, 1995.

            (b) In connection with the examination of the tax returns of MSG for the tax year ended December 31, 1995 by the Internal Revenue Service or by any state or local taxing authority, MSGE shall grant powers of attorney to represent MSGE in its role as the "Tax Matters Partner" (pursuant to Section 6231 of the Code) to individuals designated by ITTE.

                                   ARTICLE VII

                               Closing Conditions

            SECTION 7.01. Conditions to Closings. (a) Conditions to the Obligations of Cablevision, RGC and GHC. The obligations of each of Cablevision, RGC or GHC to consummate the transactions contemplated to occur at any Closing is subject to the satisfaction (or waiver by Cablevision, RGC or GHC, as the case may be) as of the time of such Closing of the following conditions:

            (i) The representations and warranties of each of ITTE and ITT MSG made in this Agreement shall be true and correct, as of the date hereof and as of the time of the applicable Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). ITTE and ITT MSG shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of them by the time of such Closing. ITT MSG shall have delivered to Cablevision a certificate dated such Closing Date and signed by an authorized officer of ITT MSG confirming the foregoing.

            (ii) RGC or MSGE (dependent upon which purchases the Shares) and GHC or MSG (dependent upon which purchases the Initial Transferred Interest), at the Initial Closing, and Cablevision or MSG (dependent upon which purchases the applicable ITT MSG Interest), at any subsequent Closing, shall have received an opinion dated the applicable Closing Date of Cravath, Swaine & Moore, counsel to ITTE and ITT MSG, in form and substance reasonably satisfactory to Cablevision and an opinion dated such Closing Date of the general counsel of ITT or an officer responsible for legal affairs of the parent of ITTE or ITT MSG in form and substance reasonably satisfactory to Cablevision.

            (iii) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated to occur at the applicable Closing. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of (A) preventing the consummation of the transactions contemplated to occur at such Closing,
      (B) prohibiting or materially limiting the ownership or operation by Cablevision, RGC, GHC, MSGE or MSG of, or compelling Cablevision, RGC, GHC, MSGE or MSG to dispose of or hold separate any material portion of, the business or assets of MSG, in each case as a result of the transactions contemplated to occur at such Closing or (C) imposing material limitations on the ability of Cablevision, RGC or GHC to acquire or hold, or exercise full rights of ownership of, the Shares or the ITT MSG Interest to be transferred at such Closing.

            (iv) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit consummation of the transactions contemplated to occur at the applicable Closing or seeking to obtain from Cablevision or any of its Affiliates in connection with such transactions any damages that are material in relation to the investment to be made by Cablevision, RGC or GHC in MSG, (B) seeking to prohibit or materially limit the ownership or operation by Cablevision, RGC, GHC, MSGE or MSG or any of their respective Affiliates of any material portion of the business or assets of MSG, or to compel Cablevision, MSGE or MSG to dispose of or hold separate any material portion of the business or assets of MSG, in each case as a result of the transactions contemplated to occur at such Closing, or (C) seeking to impose material limitations on the ability of Cablevision (or, in respect of the Initial Closing, any person controlling Cablevision), RGC or GHC to acquire or hold, or exercise full rights of ownership of, the Shares or the ITT MSG Interest to be transferred at such Closing, as the case may be; provided, however, that this condition shall be deemed to be waived by Cablevision, RGC and GHC as to any Action (except for any Action by any Governmental Entity) if the sole potential impact of such Action would be a judgment for money damages and ITT provides to Cablevision, RGC and GHC and their respective Affiliates complete indemnification in form and substance reasonably satisfactory to Cablevision with respect to any such Action.

            (v) Any waiting period under the HSR Act applicable to the transactions contemplated to occur at the applicable Closing shall have expired or been terminated.

            (vi) Cablevision, RGC, GHC and MSG shall have received all necessary approvals from the NBA and the NHL in accordance with the League Rules to enable them to consummate the transactions contemplated by this Agreement to occur at such Closing and such approvals shall be in effect.

            (vii) With respect to the Initial Closing only, the Agent Bank shall not have exercised its right to refuse to provide funds to MSG due to (A) there occurring after the date of the Commitment Letter any material adverse change in or any event, development or circumstance that has had or will with the passage of time have a material adverse effect on, the business, assets, operations, property or financial condition of MSG and its subsidiaries, taken as a whole, other than changes relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses, (B) the Agent Bank's becoming aware after the date of the Commitment Letter but prior to the execution and delivery of this Agreement of any information or other matter affecting MSG, Cablevision, Rainbow or the transactions contemplated by the Commitment Letter which is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Agent Bank prior to the date of the Commitment Letter or (C) there having occurred a material disruption of or material adverse change in financial, banking or capital market conditions generally (in contrast to market reception of the Facilities (as defined in the Commitment Letter) in particular) that, in the Agent Bank's reasonable judgment, materially impairs syndication of the credit facilities arranged pursuant to the Commitment Letter; provided that the failure of any such condition is not caused by any action by SportsChannel New York or any action by Cablevision or any of its Affiliates under affiliation agreements with MSG.

            (viii) Each of the Ancillary Agreements and the Partnership Agreement shall have been executed and delivered by each party thereto and shall be in full force and effect in accordance with their terms.

            (b) Conditions to the Obligations of ITTE and ITT MSG. The obligations of each of ITTE or ITT MSG to consummate the transactions contemplated to occur at any

Closing is subject to the satisfaction (or waiver by ITTE or ITT MSG) as of the time of such Closing of the following conditions:

            (i) The representations and warranties of Cablevision, RGC, GHC and MSG made in this Agreement shall be true and correct, as of the date hereof and as of the time of the applicable Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). Cablevision, RGC, GHC and MSG shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of them by the time of such Closing. Cablevision shall have delivered to ITT MSG a certificate dated the applicable Closing Date and signed by an authorized officer of Cablevision confirming the foregoing.

            (ii) ITT MSG and, at the Initial Closing, ITTE shall have received an opinion dated the applicable Closing Date of Sullivan & Cromwell, counsel to Cablevision, RGC and GHC, in form and substance reasonably satisfactory to ITT MSG, an opinion dated such Closing Date of the general counsel of Cablevision or an officer responsible for legal affairs of the parent of RGC or GHC in form and substance reasonably satisfactory to ITT MSG and, at a Closing at which MSG is to redeem an ITT MSG Interest, an opinion dated such Closing Date of the general counsel of MSG, in form and substance reasonably satisfactory to ITT MSG.

            (iii) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated to occur at the applicable Closing. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of preventing the consummation of the transactions contemplated to occur at such Closing.

            (iv) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated to occur at the applicable Closing or seeking to obtain from ITT MSG or any of its Subsidiaries or any of their respective Affiliates in connection with such transactions any damages that are material in relation to the investment that ITT MSG has in MSG immediately prior to such Closing.

            (v) Any waiting period under the HSR Act applicable to the transactions contemplated to occur at the applicable Closing shall have expired or been terminated.

            (vi) Cablevision, RGC, GHC and MSG shall have received all necessary approvals from the NBA and the NHL in accordance with the League Rules to enable them to consummate all the transactions contemplated by this Agreement and such approvals shall be in effect.

            (vii) (A) If Cablevision Shares are to be issued at the applicable Closing, the Registration Statement covering the resale of such Cablevision Shares and complying with the requirements of Sections 2.06 and 4.02 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order,
      (B) Cablevision and its Affiliates, as necessary, and ITT MSG and its Affiliates, as necessary, shall have received all state securities or "blue sky" authorizations necessary to sell such Cablevision Shares as contemplated by this Agreement and (C) all actions, filings, documents and other things necessary for the closing of the registered resale of Cablevision Shares contemplated by Section 2.06 to occur simultaneously with such Closing shall be completed, prepared and in final order.

            (viii) All Cablevision Shares to be issued at the applicable Closing shall have been approved for listing on the American Stock Exchange, Inc. or such other exchange or automated interdealer quotation system upon which such Cablevision Shares are then listed, subject only to official notice of issuance.

            (ix) Each of the Ancillary Agreements and the Partnership Agreement shall be executed and delivered by each party thereto and shall be in full force and effect in accordance with their terms.

            SECTION 7.02. Frustration of Closing Conditions. None of Cablevision, RGC or GHC, on the one hand, and neither of ITTE or ITT MSG, on the other hand, may rely on the failure of any condition set forth in Section 7.01(a) or 7.01(b), respectively, to be satisfied if such failure was caused by its or its Affiliate's failure to act in good faith or to cooperate and use all reasonable efforts to cause the applicable Closing to occur as required by Section 6.01.

                                  ARTICLE VIII

                                  Miscellaneous

            SECTION 8.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto (including by operation of law in connection with a merger, consolidation or Transfer of substantially all the assets (or equivalent transaction)) without the prior written consent of Cablevision and ITT MSG. Notwithstanding the foregoing sentence, (a) each of ITTE and ITT MSG shall be entitled to assign all its rights and obligations hereunder and under the Partnership Agreement to any majority owned Subsidiary or Subsidiaries of ITT or of ITTSC, or any direct or indirect parent of ITTE or ITT MSG (each a "Permitted Transferee"), if such Subsidiary or Subsidiaries or such parent (i) directly or indirectly owns the Shares and the ITT MSG Interest, to the extent not previously Transferred pursuant to the terms of this Agreement or the Partnership Agreement, and (ii) agrees in writing to be bound by all of the provisions of this Agreement as if such Subsidiary or Subsidiaries or such parent were ITT MSG and upon such assignment the assignor shall be forever discharged and released from any liability or further obligation under this Agreement, except for liabilities that accrued on or prior to such assignment, (b) Cablevision shall be entitled to consolidate or merge with or into, or Transfer all or substantially all of its assets to, any person without the consent of any party hereto, if (i) the entity formed by such consolidation or merger (if other than Cablevision) or to which such Transfer shall have been made agrees in writing to be bound by all the provisions of this Agreement applicable to Cablevision as if such person were Cablevision and (ii) immediately after such transaction, and after giving effect thereto, the person formed by or surviving any such consolidation or merger (if other than Cablevision), or to which such Transfer shall have been made shall have a Cash Flow Ratio (as such term is defined in the Indenture, dated as of November 1, 1995, between Cablevision and The Bank of New York, as Trustee (without regard to whether such Indenture shall be in effect or have been amended in any respect) not in excess of 9 to 1; provided, that, notwithstanding the foregoing, if the conditions set forth in clauses (i) and (ii) above are not met and ITT MSG withholds its consent to such consolidation, merger or Transfer, Cablevision may consolidate or merge with or into, or Transfer all or substantially all its assets to, any person, if immediately prior to or simultaneously with such Transfer, Cablevision offers to purchase (and if ITT MSG accepts such offer, purchases), or, at the election of Cablevision, offers to cause MSG to redeem (and if ITT MSG accepts such offer, MSG redeems), the Interests of ITT MSG for a price in cash equal to the aggregate of the Put Purchase Prices, as reduced for the prior payments of the First Put Purchase Price, if exercised and paid, and as adjusted pursuant to Section 2.11; and provided further that, in any event, Cablevision or such successor entity shall not be entitled to pay a Put Purchase Price in shares of common stock unless, following such transaction, the common stock of Cablevision or such successor entity is registered under Section 12 of the Exchange Act and listed on a national securities exchange or approved for trading through the Nasdaq Stock Market and (c) Cablevision, RGC or GHC shall be permitted to assign, hypothecate, pledge and encumber all of its rights (but none of its liabilities and obligations) under this Agreement as required by the lenders under any bank credit facility to which it is a party; provided that in connection therewith the assignor shall not be released or discharged in any respect from any of their respective obligations hereunder. Any attempted assignment in violation of this Section 8.01 shall be void.

            SECTION 8.02. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding on the parties hereto and their respective permitted successors and permitted assigns. Except as provided in Section 6.06 with respect to ITT, ITTSC or any of their Affiliates and Article V, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

            SECTION 8.03. Termination. (a) Anything contained herein to the contrary notwithstanding, this

Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Initial Closing Date:

            (i) by mutual written consent of ITT MSG and Cablevision;

            (ii) by ITT MSG if any of the conditions set forth in Section 7.01(b) shall have become incapable of fulfillment prior to the Initial Closing, and shall not have been waived by ITT MSG;

            (iii) by Cablevision if any of the conditions set forth in Section 7.01(a) shall have become incapable of fulfillment prior to the Initial Closing, and shall not have been waived by Cablevision;

            (iv) by ITT MSG or Cablevision at any time on or after August 1, 1997, if prior to August 1, 1997, the conditions to the Initial Closing set forth in Sections 7.01(a)(vi) and 7.01(b)(vi) shall not have been satisfied; or

            (v) by ITT MSG or Cablevision at any time on or after December 15, 1997, if the Initial Closing shall not have occurred by such time;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii), (iv) or (v) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

            (b) ITT MSG may terminate this Agreement and abandon any transactions contemplated hereby and not yet consummated upon the occurrence and during the continuation of an Acceleration Event.

            (c) In the event of termination of this Agreement pursuant to this
Section 8.03, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by either party.

            (d) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 8.03, this Agreement shall become void and of no further force or effect, except for the provisions of Article V, Sections 6.04, 6.06, 8.01, 8.02, 8.03, 8.04, 8.05,
8.06, 8.07, 8.09, 8.11, 8.12, 8.13, 8.14, 8.15 and 8.16 and the provisions of any Section relating to the payment of fees and expenses of a Selected
Investment

Banking Firm or Appraiser (including fees and expenses of their counsel) or other fees and expenses.

            (e) Each Affiliate of Cablevision and ITT MSG, respectively, that is a party to this Agreement shall be deemed to agree with any action taken pursuant to this Section 8.03 by Cablevision or ITT MSG, respectively.

            SECTION 8.04. Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Closings.

            SECTION 8.05. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

            SECTION 8.06. Attorney Fees. If Cablevision or any of its Affiliates (other than MSG on or prior to the Initial Closing Date) or ITT MSG or any of its Affiliates (other than MSG) (such party and its Affiliates, a "breaching party") shall breach any provision of this Agreement, such breaching party shall, on demand, indemnify and hold harmless the other party and its Affiliates that are party to this Agreement for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party or such Affiliates by reason of the enforcement and protection of its rights under this Agreement in respect of such breach. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

            SECTION 8.07. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against which it is enforced.

            SECTION 8.08. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the second business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, as follows:

            (i) if to Cablevision, RGC or GHC,

                 Cablevision Systems Corporation
                 One Media Crossways
                 Woodbury, New York 11797

                 Telefacsimile: (516) 496-1780
                 Attention:  Robert S. Lemle, Esq.

            with a copy to:

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, New York 10004

                 Telefacsimile: (212) 558-3588
                 Attention:  John P. Mead, Esq.; and

            (ii) if to ITTE or ITT MSG,

                 ITT Corporation
                 1330 Avenue of the Americas
                 New York, New York 10019-5490

                 Telefacsimile: (212) 258-1463
                 Attention:  Patrick L. Donnelly, Esq.

            with a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York 10019

                 Telefacsimile: (212) 474-3700
                 Attention:  George W. Bilicic, Jr.

            SECTION 8.09. Interpretation; Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this

Agreement. For all purposes of this Agreement, references to the NHL and the NBA shall include references to the women's professional basketball league and the arena football league.

            SECTION 8.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.11. Entire Agreement. Following the Initial Closing, this Agreement, the Partnership Agreement and the Ancillary Agreements shall contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Following the Initial Closing, neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Partnership Agreement or in any of the Ancillary Agreements.

            SECTION 8.12. Brokers' or Finders' Fees. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement or the transactions contemplated hereby and that no brokerage fee, finder's fee or commission is or will become payable in respect thereof and agrees to indemnify the other parties against any claim for any such fee or commission based on such party's actions or alleged actions.

            SECTION 8.13. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

            SECTION 8.14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, covenants, conditions and provisions of this Agreement, the party or parties who are or are to be thereby adversely affected, in addition to any and all other rights and remedies at law or in equity, shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that the adversely affected party or parties shall be entitled to obtain specific performance and injunctive relief without the necessity of proving irreparable injury or posting bond or other security, and that any defense in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

            SECTION 8.15. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section
8.15. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 8.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                            ITT EDEN CORPORATION,


                                              by /s/ RICHARD S. WARD
                                                 ------------------------------
                                                 Name:  Richard S. Ward
                                                 Title: President


                                            ITT MSG INC.,


                                              by /s/ RICHARD S. WARD
                                                 ------------------------------
                                                 Name:  Richard S. Ward
                                                 Title: President


                                            CABLEVISION SYSTEMS CORPORATION,


                                              by /s/ MARC LUSTGARTEN
                                                 ------------------------------
                                                 Name:  Marc Lustgarten
                                                 Title: Vice Chairman


                                            RAINBOW GARDEN CORP.,


                                              by /s/ MARC LUSTGARTEN
                                                 ------------------------------
                                                 Name:  Marc Lustgarten
                                                 Title: Vice Chairman


                                            GARDEN L.P. HOLDING CORP.,


                                              by /s/ MARC LUSTGARTEN
                                                 ------------------------------
                                                 Name:  Marc Lustgarten
                                                 Title: Vice Chairman

                                            MSG EDEN CORPORATION,


                                              by /s/ KENNETH W. MUNOZ
                                                 ------------------------------
                                                 Name:  Kenneth W. Munoz
                                                 Title: Executive Vice
                                                        President


                                            MADISON SQUARE GARDEN, L.P.,

                                              by MSG Eden Corporation, as
                                              general partner,


                                              by /s/ KENNETH W. MUNOZ
                                                 ------------------------------
                                                 Name:  Kenneth W. Munoz
                                                 Title: Executive Vice
                                                        President


                                            Only as to Section 5.08 and
                                            Article VIII:

                                            ITT CORPORATION,


                                              by /s/ ROBERT A. BOWMAN
                                                 ------------------------------
                                                 Name:  Robert A. Bowman
                                                 Title: President


                                            Only as to Section 5.02 and
                                            Article VIII:

                                            RAINBOW MEDIA HOLDINGS, INC.,


                                               by /s/ MARC LUSTGARTEN
                                                  -----------------------------
                                                  Name:  Marc Lustgarten
                                                  Title: Vice Chairman

                                                                       EXHIBIT A

               BILL OF SALE AND ASSIGNMENT OF PARTNERSHIP INTEREST

            THIS BILL OF SALE AND PARTNERSHIP INTEREST ASSIGNMENT is made as of _______, 199_ by ITT MSG Inc., a Delaware corporation ("ITT MSG") in favor of [Cablevision Systems Corporation, a Delaware corporation ("CV")] [Madison Square Garden, L.P., a Delaware limited partnership ("MSG")]. WHEREAS, ITT MSG and CV and certain of its subsidiaries and MSG have entered into a Partnership Interest Transfer Agreement dated as of April 15, 1997 (the "Transfer Agreement") (all capitalized terms used but not defined herein shall have the meanings assigned to them in the Transfer Agreement), pursuant to which, among other things, ITT MSG has agreed to transfer certain partnership interests in MSG to CV or, at CV's election, to MSG, in accordance with and subject to the terms and conditions set forth in the Transfer Agreement;

            NOW, THEREFORE, for and in consideration of [the payment by [CV] [MSG] of $_________] [the issuance by CV of ______ shares of Cablevision Common Stock] (the "Purchase Price") to ITT MSG pursuant to and in accordance with the terms of the Transfer Agreement, in exchange for the transfer of [a portion] [50%] [all] of the entire interest in MSG, including all partnership interests, all other equity or ownership interest and all other rights to share in profits, losses and distributions of MSG beneficially owned by ITT MSG as of the date hereof [such that following such transfer ITT MSG shall own [the Applicable Percentage] of MSG] (the "Transferred Interest") pursuant to the Transfer Agreement, the receipt and sufficiency of which consideration is hereby acknowledged and in further consideration of the mutual covenants and agreements contained in the Transfer Agreement, and pursuant to the terms of the Transfer Agreement, ITT MSG does hereby assign, transfer, convey and deliver to [CV] [MSG], its successors and assigns, effective as of the date hereof, all of ITT MSG's right, title and interest in and to the Transferred Interest. [CV] [MSG] hereby accepts the assignment, transfer and conveyance to it of all of ITT MSG's right, title and interest in and to the Transferred Interest.

            ITT MSG does hereby agree, from and after the date hereof upon the request of [CV] [MSG], to execute such other documents as [CV] [MSG] may reasonably require in order to obtain the full benefit of this Bill of Sale and Assignment of Partnership Interest and ITT MSG's obligations hereunder and under the Transfer Agreement.

            ITT MSG and [CV] [MSG] do hereby agree that this Bill of Sale and Assignment of Partnership Interest shall be governed by and construed in accordance with the substantive laws of the state of New York without regard to conflicts of laws provisions.

            IN WITNESS WHEREOF the undersigned have caused this instrument to be duly executed as of the date first written above.


ITT MSG INC.,                       [CABLEVISION SYSTEMS CORPORATION],
                                    [MADISON SQUARE GARDEN, L.P.],


by                                  by

---------------------               ---------------------
Name:                               Name:
Title:                              Title:


Consent to Assignment:

The undersigned, as general partner of Madison Square Garden, L.P., hereby consents to the foregoing assignment:

MSG EDEN CORPORATION,


by

---------------------
Name:
Title:

                                                                       EXHIBIT B

                      SPORTSCHANNEL CONTRIBUTION AGREEMENT

                  SPORTSCHANNEL CONTRIBUTION AGREEMENT, dated as of April 15,
            1997, among Rainbow Media Holdings, Inc., a Delaware corporation ("Rainbow"), Garden L.P. Holding Corp., a Delaware corporation and a subsidiary of Rainbow ("GHC"), Rainbow Garden Corporation, a Delaware corporation and a subsidiary of Rainbow ("RGC"), SportsChannel New York Holding Partnership, a New York general partnership and a subsidiary of Rainbow ("SCNYHP"), SportsChannel Associates Holding Corporation, a New York corporation and a subsidiary of Rainbow ("SCAHC", and together with Rainbow, GHC, RGC and SCNYHP, the "Rainbow Group"), MSG Eden Corporation, a Delaware corporation ("MSGE"), ITT MSG, Inc., a Delaware corporation ("ITT MSG"), ITT Eden Corporation, a Delaware corporation ("ITTE" and, together with ITT MSG, the "ITT Group"), and Madison Square Garden, L.P., a Delaware limited partnership ("MSG").

            WHEREAS ITTE and RGC together own all of the issued and outstanding shares of capital stock of MSGE, which is the general partner and owner of a 1% general partnership interest in MSG;

            WHEREAS ITT MSG and GHC each own a 49.5% limited partnership interest in MSG;

            WHEREAS ITT Corporation ("ITT"), ITTE, ITT MSG, Cablevision Systems Corporation, a Delaware corporation ("Cablevision"), RGC, GHC and MSG are entering into a Partnership Interest Transfer Agreement dated the date hereof (the "Transfer Agreement"), pursuant to which, among other things, (i) ITTE has agreed to sell to RGC, or at RGC's election, to MSGE, and RGC has agreed to purchase or cause MSGE to redeem, all of ITTE's interest in MSGE; (ii) ITT MSG has agreed to sell to GHC, or at GHC's election, to MSG, and GHC has agreed to purchase or cause MSG to redeem, a portion of ITT MSG's interest in MSG; and
(iii) the parties thereto have set forth certain rights with respect to the transfer to Cablevision, or at Cablevision's election, MSG of ITT MSG's remaining interest in MSG, in each case, upon the terms and subject to the conditions set forth in the Transfer Agreement; and

            WHEREAS MSGE, ITT MSG and GHC are entering into an amended and restated agreement of limited partnership dated the date hereof (the "Partnership Agreement"), to set forth, among other things, each partner's rights and obligations with respect to MSG and to provide for the operation of the business of MSG, in each case from and after the Initial Closing (as defined in the Transfer Agreement);

            WHEREAS the parties hereto desire to cause to be contributed as a capital contribution to MSG all the partnership interests in SportsChannel New York (as defined below);

            WHEREAS, pursuant to the Transfer Agreement, ITT MSG has the right, under certain circumstances if the Initial Closing does not occur, to cause to be contributed as a capital contribution to MSG all the partnership interests in SportsChannel New York;

            WHEREAS SCNYHP and SCAHC each own a 50% general partnership interest in SportsChannel New York, representing all the outstanding partnership interests in SportsChannel New York; and

            WHEREAS the parties hereto desire to set forth the terms of, and certain representations, warranties, conditions, covenants and agreements relating to, the contribution of SportsChannel New York as a capital contribution to MSG.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, conditions, covenants and agreements set forth herein, in the Transfer Agreement and in the Partnership Agreement, the parties hereto hereby agree as follows:

            1. Definitions. (a) Unless otherwise expressly set forth herein, capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Transfer Agreement.

                  (b) For purposes of this Agreement:

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "SportsChannel Interest" shall mean the entire interest in SportsChannel New York, including all partnership interests and any other ownership or equity interests in, and all rights to control, SportsChannel New York.

                  "SportsChannel New York" shall mean SportsChannel Associates, a New York general partnership.

                  "Valuation Condition" shall mean, as of the Contribution Date (as defined below),

                  (i) The representations and warranties of each member of the
            Rainbow Group made in this Agreement shall be true and correct (without regard to any materiality qualifications contained therein), as of the date of this Agreement, and as of the Contribution Date as though made as of such time except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and except for any instance that has not had or would not reasonably be expected to have a material adverse effect on the value of SportsChannel New York;

                  (ii) Each member of the Rainbow Group shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by each of them except for any instance that has not had or would not reasonably be expected to have a material adverse effect on the value of SportsChannel New York;

                  (iii) Except as to items indicated by an asterisk on the SCNY
            Disclosure Schedule, no change shall have taken place in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of SportsChannel New York since the date of the Reference Balance Sheet which has or would reasonably be expected to have a material adverse effect on the value of SportsChannel New York; and

                  (iv) ITT MSG shall have received a certificate dated the
            Contribution Date of the chief financial officer of Rainbow as to the satisfaction of the conditions set forth in paragraphs (i) through (iii) of this definition.

            2. Initial Closing Contribution. (a) Upon the terms and subject to the conditions set forth in this Agreement, on the Initial Closing Date, or, subject to Section 8(b), if the conditions to the Voluntary Contribution (as defined below) set forth in Section 7 shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived (such date, the "Voluntary Contribution Date"), the Rainbow Group shall cause to be contributed as a capital contribution to MSG all of the SportsChannel Interest, such that immediately following such contribution MSG will own all of the SportsChannel Interest, and none of the Rainbow Group, ITTE or ITT MSG, other than through their ownership of MSGE and MSG, nor any other third party, shall own any SportsChannel Interest (the transactions contemplated by this Section 2(a) are collectively referred to as the "Voluntary Contribution").

            (b) If the Valuation Condition is satisfied as of the Voluntary Contribution Date, the SportsChannel Interest contributed to MSG pursuant to
Section 2(a) shall be deemed for purposes of the Partnership Agreement as Contributed Property (as defined in the Partnership Agreement) with a Fair Market Value (as defined in the Partnership Agreement) of $170 million.

            (c) If the Valuation Condition is not satisfied as of the Voluntary Contribution Date, the SportsChannel Interest contributed to MSG pursuant to
Section 2(a) shall be deemed for purposes of the Partnership Agreement as Contributed Property and the Fair Market Value of such Contributed Property shall be determined in accordance with the terms of the Partnership Agreement. The Rainbow Group shall not be required to cause the Voluntary Contribution to occur on any date on which the Valuation Condition is not satisfied. On the Voluntary Contribution Date, the Voluntary Contribution shall be effected by the delivery by SCNYHP and SCAHC to MSG of appropriate instruments of transfer to effect delivery to MSG of title to the SportsChannel Interest.

            3. ITT MSG Contribution Right. (a) If ITT MSG exercises its Contribution Right pursuant to Section 6.06(a) of the Transfer Agreement, then, on the terms and subject to the conditions set forth in this Agreement, on a date as soon as practicable following the satisfaction or waiver of the conditions to the Mandatory Contribution (as defined below) set forth in Section 7 (such date, the "Mandatory Contribution Date" and, together with the Voluntary Contribution Date, the "Contribution Date"),

            (i) ITT MSG shall purchase and the Rainbow Group shall cause SCAHC to sell, transfer and deliver to ITT MSG (the "Exchange") all of its 50% of the SportsChannel Interest (the "Transferred Interest") for a purchase price, if the Valuation Condition is satisfied as of the Mandatory

Contribution Date (as defined below), equal to $85 million or, if the Valuation Condition is not met as of the Mandatory Contribution Date, equal to one-half of the Fair Market Value of SportsChannel New York (either of such purchase prices, the "One-half SCNY Value"), so that following the Exchange, the Rainbow Group and the ITT Group each collectively own an interest equal to 50% of the SportsChannel Interest (the "Retained Interest"). The Exchange shall be accomplished by (A) the delivery by ITT MSG to SCAHC, by wire transfer to a bank account designated by SCAHC at least two business days prior to the date of the Exchange, immediately available funds in an amount equal to the One-half SCNY Value and (B) the delivery by the Rainbow Group to ITT MSG of a duly executed instrument of transfer in form and substance reasonably satisfactory to ITT MSG to effect the transfer of the Transferred Interest; and

            (ii) Immediately following the Exchange, ITT MSG shall contribute the Transferred Interest and the Rainbow Group shall cause to be contributed the Retained Interest, each as a capital contribution to MSG, such that immediately following such contribution MSG will own all of the SportsChannel Interest, and none of the Rainbow Group or the ITT Group, other than through their ownership of MSG, nor any other third party, shall own any SportsChannel Interest (the transactions contemplated by this Section 3(a) are collectively referred to as the "Mandatory Contribution"). Immediately following the Mandatory Contribution, the ITT Group and the Rainbow Group shall each collectively own an interest equal to 50% of the entire interest in MSG and SCNYHP shall be admitted as a partner to MSG.

            (b) The contributions of the Transferred Interest and the Retained Interest to MSG pursuant to Section 3(a)(ii) shall each be deemed as a capital contribution to MSG with a value equal to the One-half SCNY Value.

            4. Representations and Warranties of the Rainbow Group. Each member of the Rainbow Group hereby, jointly and severally, represents and warrants to each member of the ITT Group as follows:

            (a) Organization and Authority. Each of Rainbow, RGC, GHC and SCAHC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. SCNYHP is a general partnership duly organized and validly existing under the laws of the State of New York. Each member of the Rainbow Group has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each member of the Rainbow Group, the performance by each member of the Rainbow Group of its obligations hereunder and the consummation by each member of the Rainbow Group of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each member of the Rainbow Group. This Agreement has been duly executed and delivered by each member of the Rainbow Group, and this Agreement constitutes a legal, valid and binding obligation of each member of the Rainbow Group enforceable against each member of the Rainbow Group in accordance with its terms.

            (b) Organization and Qualification of SportsChannel New York. SportsChannel New York is a general partnership duly organized and validly existing under the laws of the State of New York. SportsChannel New York has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is now being conducted. SportsChannel New York is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its activities or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures which would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York. All partnership action taken by SportsChannel New York in connection with the transactions contemplated by this Agreement has been duly authorized and SportsChannel New York has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its partnership agreement, other than any conflicts, defaults or violations which would not have a material adverse effect on the assets, business, financial condition, or prospects of SportsChannel New York. Rainbow has furnished to ITT MSG a complete and correct copy of the partnership agreement of SportsChannel New York, as amended to date, and such partnership agreement is in full force and effect.

            (c) Partners of SportsChannel New York. Each of SCNYHP and SCAHC currently owns 50% of the SportsChannel Interest, and SCNYHP and SCAHC are the only partners of SportsChannel New York. Except as set forth in the SCNY Disclosure Schedule and except for this Agreement, there are no options, warrants, convertible securities or rights of conversion or other rights, agreements, arrangements or commitments relating to the partnership interests of SportsChannel New York or obligating SportsChannel New York, any member of the Rainbow Group or any Affiliate thereof, to issue or to sell any partnership or other interest in SportsChannel New York. Except as set forth in the SCNY Disclosure Schedule, each of SCNYHP and SCAHC has good and valid title, free and clear of all pledges, liens, claims, encumbrances, security interests, options, charges and any other restrictions on title, to the SportsChannel Interest. Immediately following the Contribution or the Mandatory Contribution, MSG and MSGE together will have good and valid title, free and clear of all pledges, liens, claims, encumbrances, security interests, options, charges and any other restrictions on title to the SportsChannel Interest.

            (d) Subsidiaries. SportsChannel New York has no Subsidiaries.

            (e) No Conflicts; Consents. Except as set forth in the SCNY Disclosure Schedule and except as may result solely from facts and circumstances relating to ITT and its Affiliates, the execution and delivery of this Agreement by each member of the Rainbow Group do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon the SportsChannel Interest or any of the properties or assets of SportsChannel New York under, any provision of (i) the charter, by-laws, partnership agreement or comparable governing instruments of any member of the Rainbow Group or SportsChannel New York and any of their respective Subsidiaries, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract or agreement to which any member of the Rainbow Group or SportsChannel New York or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any member of the Rainbow Group or SportsChannel New York or any of their respective Subsidiaries or their respective properties or assets, other than, in the case of clauses
(ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York or on the ability of any member of the Rainbow Group or SportsChannel New York to consummate the transactions contemplated hereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any member of the Rainbow Group or SportsChannel New York in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (I) compliance with and filings, under the HSR Act, if applicable, (II) compliance with and filings, if any, under the Securities Act or the Exchange Act, (III) those that may be required as a result of any facts or circumstances relating solely to ITT or its Affiliates and (IV) any consents, approvals, licenses, permits, orders or author izations, that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York or on the ability of any member of the Rainbow Group to consummate or cause to be consummated the transactions contemplated hereby.

            (f) Financial Statements; Undisclosed Liabilities. (i) True and complete copies of the audited balance sheet of SportsChannel New York for each of the three fiscal years ended as of December 31, 1994, 1995 and 1996 and the related audited statements of income, partners' capital and cash flows of SportsChannel New York, together with all related notes and schedules thereto, accompanied by the reports of KPMG Peat Marwick LLP (collectively referred to herein as the "Financial Statements") have been delivered by Rainbow to ITT. The Financial Statements (1) were prepared in accordance with the books of account and other financial records of SportsChannel New York, (2) present fairly the financial condition and results of operations of SportsChannel New York as of the dates thereof or for the periods covered thereby, (3) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of SportsChannel New York and (4) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of SportsChannel New York and the results of the operations of SportsChannel New York as of the dates thereof or for the periods covered thereby.

            (ii) Other than those reflected or reserved against on the balance sheet as of December 31, 1996 (the "Reference Balance Sheet"), there are no material liabilities of SportsChannel New York that are required to be disclosed on a balance sheet in accordance with GAAP except for (A) liabilities created by this Agreement or (B) liabilities incurred in the ordinary course of business, consistent with past practices, after December 31, 1996 and prior to the date hereof.

            (g) Material Transactions. Except as set forth in the SCNY Disclosure Schedule, since December 31, 1996, SportsChannel New York has not entered into or become bound by any:

            (i) employment agreement or employment contract that has an aggregate future liability in excess of $500,000;

            (ii) agreement, contract or other arrangement with any member of the Rainbow Group or any of their respective Affiliates (A) that was entered into or became binding on or prior to the date hereof or (B) that was entered into or became binding after the date hereof and that has not been entered on an Arm's-length Basis; or

            (iii) agreement, contract or other instrument under which SportsChannel New York has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of $500,000.

            (h) Litigation. Except as set forth in the SCNY Disclosure Schedule, there are no Actions against SportsChannel New York (or by or against any member of the Rainbow Group or any Affiliate thereof and relating to the business of SportsChannel New York) pending or, to the best knowledge of each member of the Rainbow Group after due inquiry, threatened, before any court or governmental agency, other than any Actions which, if determined adversely to SportsChannel New York, would not have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York.

            (i) Compliance with Laws. SportsChannel New York has all material permits, licenses, approvals, authorizations, registrations and qualifications, and has made all material filings, with and under, or required by, all orders, rules or regulations of any court or governmental agency or body that are necessary to enable SportsChannel New York to carry on its business as currently conducted, and all such material permits, licenses, approvals, authorizations, registrations and qualifications are in full force and effect, and no suspension of them is, to the best knowledge of each member of the Rainbow Group, threatened. Except as set forth on the SCNY Disclosure Schedule, no consents or approvals of third parties are required to be obtained by the Rainbow Group or SportsChannel New York in order to consummate the transactions contemplated hereby except (a) where failure to obtain such consent or approval would not prevent any member of the Rainbow Group or any of their Affiliates from performing any of its material obligations under this Agreement or do not have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York, (b) where such consent or approval has been obtained, and (c) as may be necessary as a result of any facts or circumstances relating solely to ITT or its Affiliates.

            (j) Assets. Except as disclosed in the SCNY Disclosure Schedule and except for such failures that would not have a material adverse effect on the assets, business, financial condition or prospects of SportsChannel New York, SportsChannel New York owns, leases or has the legal right to use all the properties and assets used in the conduct of its business or otherwise owned, leased or used by SportsChannel New York free and clear of any mortgage, pledge, security interest, encumbrance, lien or charge.

            Each representation and warranty of each member of the Rainbow Group is made on the assumption that there are no facts or circumstances particularly applicable to ITT or any of its Affiliates and that no action has been taken by ITT or any of its Affiliates that would make such representation or warranty untrue. Any matter set forth in the SCNY Disclosure Schedule shall be deemed to be disclosed with respect to all representations made herein. The representations and warranties set forth in this Section 4 are included only for the purpose of determining whether clause (i) of the definition of "Valuation Condition" has been satisfied.

            5. Representations and Warranties of the ITT Group. Each member of the ITT Group hereby, jointly and severally, represents and warrants to each member of the Rainbow Group as follows:

            (a) Organization and Authority. Each member of the ITT Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the ITT Group has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each member of the ITT Group, the performance by each member of the ITT Group of its obligations hereunder and the consummation by each member of the ITT Group of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each member of the ITT Group. This Agreement has been duly executed and delivered by each member of the ITT Group, and this Agreement constitutes a legal, valid and binding obligation of each member of the ITT Group enforceable against each member of the ITT Group in accordance with its terms.

            (b) No Conflicts; Consents. The execution and delivery of this Agreement by each member of the ITT Group do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of SportsChannel New York under, any provision of (i) the charter or by-laws of any member of the ITT Group, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any member of the ITT Group is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any member of the ITT Group or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of any member of the ITT Group to consummate the transactions contemplated hereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any member of the ITT Group in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (I) compliance with and filings, under the HSR Act, if applicable, (II) compliance with and filings, if any, under the Securities Act or the Exchange Act, (III) those that may be required as a result of any facts or circumstances relating solely to any member of the Rainbow Group or any of their Affiliates and (IV) any consents, approvals, licenses, permits, orders or author izations, that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the ability of any member of the ITT Group to consummate the transactions contemplated hereby.

            (c) Litigation. Except as disclosed in the ITT Group Disclosure Schedule, there are no Actions against any member of the ITT Group or any of its affiliates pending or, to the best knowledge of each member of the ITT Group after due inquiry, threatened, before any court or governmental agency, other than any Actions which, if determined adversely to such member of the ITT Group, would not have a material adverse effect on the ability of such member of the ITT Group to consummate the transactions contemplated by this Agreement.

            Each representation and warranty of each member of the ITT Group is made on the assumption that there are no facts or circumstances particularly applicable to any member of the Rainbow Group or any of their respective Affiliates and that no action has been taken by any member of the Rainbow Group or any of such Affiliates that would make such representation or warranty untrue. Any matter set forth in the ITT Group Disclosure Schedule shall be deemed to be disclosed with respect to all representations made herein.

            6. Covenants. (a) Cooperation; Further Assurances. Each of the parties hereto shall, and shall cause their respective Affiliates to, proceed expeditiously and cooperate fully in making application for all necessary regulatory approvals, in the procurement of any other consents and approvals, and in the taking of any other action and the satisfaction of all other requirements pre scribed by law or otherwise, necessary for consummation of the transactions contemplated hereby on the terms provided herein. Each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby and (ii) to promptly obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other public or private third party which is required to be obtained or made by such party in connection with the transactions contemplated hereby. Each party shall use all reasonable efforts to cause the Voluntary Contribution to occur on the Initial Closing Date or as soon as reasonably practicable thereafter and the Mandatory Contribution to occur as soon as practicable following the exercise by ITT MSG of the Contribution Right.

            (b) Access. Prior to the earlier to occur of the Voluntary Contribution Date and the Mandatory Contribution Date, each member of the Rainbow Group shall, and shall cause SportsChannel New York to, give ITT MSG and its Affiliates, representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of SportsChannel New York; provided, however, that such access does not unreasonably disrupt the normal operations of SportsChannel New York or any member of the Rainbow Group.

            (c) Ordinary Conduct. Except as otherwise expressly permitted by the terms of this Agreement, prior to the earlier to occur of the Voluntary Contribution Date or the Mandatory Contribution Date, each member of the Rainbow Group shall cause the business of SportsChannel New York to be conducted in the ordinary course in substantially the same manner as conducted as of December 31, 1996 and (except where the Rainbow Group reasonably determines that it is in the best interests of SportsChannel New York to do otherwise) shall make all reasonable efforts consistent with past practices to preserve relationships with customers, suppliers and others with whom SportsChannel New York deals.

            (d) Tax Matters. (i) If any assets of SportsChannel New York held on the Contribution Date (excluding goodwill in an amount equal to $3,727,712 plus the book value of the "current assets" of SportsChannel New York as determined in accordance with generally accepted accounting principles and adjusted for Federal income tax purposes)) are treated as not subject to depreciation or amortization (hereafter references to "depreciation" shall be deemed to include amortization), or are treated as subject to depreciation with a life in excess of 15 full years, then each member of the Rainbow Group agrees to indemnify each member of the ITT Group, ITT, ITTSC and their respective Affiliates and hold them harmless for any taxes paid by any of them (any such person, the "Taxpayer") (together with any penalties paid to the applicable taxing authority with respect to such amount and increased by interest at the rate provided in
Section 6621(a)(2) of the Code from the original due date of the relevant tax return) that it would not have paid but for the shortfall in depreciation. The indemnity under this Section 6(d) shall be payable whether the loss of the deduction for depreciation increased the amount of tax payable by the Taxpayer for the year or reduced the amount of a refund or credit received by the Taxpayer for the year (or for a carryback year). The indemnity under this
Section 6(d) shall: (A) be computed on an after-tax basis, e.g., a

$100 shortfall in depreciation would result in an indemnity payment (before addition of interest, assuming no penalties and assuming, for purposes of this example, a 35% Federal income tax rate and an agreed allowance of 5% for state taxes) of $66.67, (B) be subject to a maximum amount of $533,333 with respect to each originating tax year (prorated in the case of partial calendar years), whether resulting in an increase in tax in such year or in a carryback or carryover tax year, and an aggregate maximum over the 15- year (or if shorter, the number of years (or partial years) during which ITT MSG or any Permitted Transferee owns a limited partnership interest in MSG) term of the indemnity obligation of $8 million (or a proportionate amount thereof in the case of a term shorter than 15 years) and (C) not cover any taxes paid with respect to deductions lost as a result of any change of law or any taxes paid other than as a result of the loss of a deduction for depreciation with respect to the assets held by SportsChannel New York on the Contribution Date. With respect to clause
(B) of the immediately preceding sentence, the maximum amounts of $533,333 and $8 million shall be proportionately reduced to the extent that the Taxpayer holds less than a 50% direct or indirect partnership interest in MSG.

            (ii) Any payments to be made hereunder by any member of the Rainbow Group shall be due by wire transfer in immediately available funds, with respect to any tax year being contested, 20 days after the settlement or final resolution of such contest, and, with respect to any tax year not being contested, one day prior to the original due date for the Taxpayer's annual tax return for the year in which the deduction would otherwise have been available. No payment shall be due hereunder earlier than 10 days after the Taxpayer notifies Rainbow of the amount of such payment, such notification to be accompanied by a Certification of an authorized officer of the Taxpayer (the "Certification"). The Certification shall state that the Taxpayer paid Federal income tax (or suffered a reduction in a Federal tax refund or credit) with respect to the shortfall in depreciation and will show the difference between the amount of Federal income tax that the Taxpayer actually paid with respect to the year and the amount that the Taxpayer would have paid had the shortfall in depreciation been allowed as a deduction. The tax on which the amount payable under this Section 6(d) is calculated with respect to any year shall be the amount of Federal income tax shown in the Certification plus an amount equal to 5% of the amount of the shortfall in depreciation for the year. At Rainbow's request, the Taxpayer will provide Rainbow with a statement from a nationally recognized firm of public accountants, reasonably acceptable to Rainbow, that the Certification with respect to Federal income tax is accurate. For this purpose, Rainbow agrees that Arthur Andersen LLP is acceptable to Rainbow.

            (e) Antitrust Notification. If necessary in connection with the transactions contemplated to occur on the Contribution Date, each member of the Rainbow Group and ITT MSG covenants and agrees to, as promptly as practicable, file or cause to be filed with the FTC and the DOJ the notification and report form, if any, required for the transactions contemplated hereby to occur on the Contribution Date and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each member of the Rainbow Group and ITT MSG shall furnish to each other such necessary information and reasonable assistance as the others may reasonably request in connection with the preparation of any filing or submission pursuant to this Section 6(e). Each member of the Rainbow Group and ITT MSG shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each member of the Rainbow Group and ITT MSG shall use all reasonable efforts to obtain any necessary clearance required under the HSR Act for the transactions contemplated hereby; provided that MSG shall be solely responsible for any filing fees payable under the HSR Act.

            7. Conditions to Contribution. (a) Conditions to the Obligations of the Rainbow Group. The right of each member of the Rainbow Group to consummate the transactions contemplated to occur on the Contribution Date is subject to the satisfaction (or waiver by Rainbow) as of the Contribution Date of the following conditions:

            (i) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated hereby to occur on the Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of (A) preventing the consummation of the transactions contemplated hereby to occur or (B) prohibiting or materially limiting the ownership or operation by MSG of, or compelling MSG to dispose of or hold separate, any material portion of the business or assets of SportsChannel New York as a result of the transactions contemplated to occur on the Contribution Date.

            (ii) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Contribution Date, (B) seeking to prohibit or materially limit the ownership or operation by MSG of any material portion of the business or assets of SportsChannel New York or to compel MSG to dispose of or hold separate any material portion of the business or assets of SportsChannel New York or (C) seeking to obtain from any member of the Rainbow Group or MSG or any of their Subsidiaries or Affiliates in connection with such transactions any damages that are material in relation to the investment that the Rainbow Group collectively will have in MSG immediately before such transactions, in each case, as a result of the transactions contemplated hereby to occur on the Contribution Date; provided, however, that this condition shall be deemed to be waived by each member of the Rainbow Group as to any Action (except for any Action by any Governmental Entity) if the sole potential impact of such Action would be a judgment for money damages and the ITT Group provides to each member of the Rainbow Group and their respective Affiliates complete indemnification in form and substance reasonably satisfactory to Rainbow with respect to any such Action.

            (iii) With respect to the Voluntary Contribution Date only, the Initial Closing under the Transfer Agreement shall have occurred or be occurring simultaneously.

            (b) Conditions to the Consent of the ITT Group. The consent of the ITT Group to the valuation of the contribution of SportsChannel New York at $170 million is subject to the satisfaction (or waiver by ITT MSG) as of the time of the Contribution Date of the following conditions:

            (i) The ITT Group shall have received an opinion dated the Contribution Date of the general counsel of Cablevision or an officer responsible for legal affairs of the parent of RGC or GHC reasonably satisfactory to ITT MSG as to the matters set forth in Section 4(a) in form and substance reasonably satisfactory to ITT MSG.

            (ii) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated hereby to occur on the Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of preventing the consummation of the transactions contemplated hereby to occur on the Contribution Date.

            (iii) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Contribution Date or seeking to obtain from any member of the ITT Group or any of its Subsidiaries or Affiliates in connection with such transactions any damages that are material in relation to the investment that ITT MSG is expected to have in MSG immediately before the Initial Closing.

            (iv) With respect to the Voluntary Contributon Date only, the Initial Closing under the Transfer Agreement shall have occurred or be occurring simultaneously.

            (c) Frustration of Closing Conditions. No member of the Rainbow Group, on the one hand, and no member of the ITT Group, on the other hand, may rely on the failure of any condition set forth in Section 7(a) or 7(b), respectively, to be satisfied if such failure was caused by its or its Affiliate's failure to act in good faith or to cooperate and use all reasonable efforts to cause the Contribution to occur.

            8. Miscellaneous. (a) Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto without the prior written consent of each other party. Notwithstanding the foregoing sentence, ITTE and ITT MSG shall each be entitled to assign all its rights and obligations hereunder to any majority owned Subsidiary or Subsidiaries of ITT or of ITT Sheraton Corporation ("ITTSC"), or any direct or indirect parent of ITTE or ITT MSG, if such Subsidiary or Subsidiaries or such parent agrees in writing to be bound by all of the provisions of this Agreement as if such Subsidiary or Subsidiaries or such parent were ITTE or ITT

MSG, as the case may be, and upon such assignment the assignee shall be forever discharged and released from any liability or further obligation under this Agreement. Any attempted assignment in violation of this Section 8(a) shall be void.

            (b) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time:

            (i) prior to the Contribution Date by the mutual written consent of ITT MSG and Rainbow; and

            (ii) by any party if the Initial Closing has occurred and the Voluntary Contribution does not occur within 90 days following the Initial Closing Date.

            (c) No Third-Party Beneficiaries. This Agreement shall be binding on the parties hereto and their successors and permitted assigns. Except as set forth in Section 6(d), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

            (d) Representations and Warranties; Valuation Condition. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Contribution Date. In the event that the Valuation Condition has not been met as of the Contribution Date and (x) the parties have proceeded hereunder as if such Valuation Condition had been met or
(y) the Rainbow Group elects to consummate the Voluntary Contribution notwithstanding that such Valuation Condition has not been met, (i) ITT MSG shall be entitled to cause SportsChannel New York to be revalued by a Selected Investment Banking Firm and all necessary adjustments to the capital contributions and partnership interests in MSG, including all rights to profits and losses, shall be made accordingly and (ii) ITT MSG shall not be entitled to breach of contract damages under this Agreement; provided, however, in the case of clause (x) above, the Rainbow Group shall have 90 days following the discovery of the failure of the Valuation Condition to be met to cure such failure.

            (e) Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

            (f) Attorney Fees. If any party to this Agreement shall breach any provision of this Agreement (a "breaching party"), such breaching party shall, on demand, indemnify and hold harmless the other parties and their respective Affiliates for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party or such Affiliates by reason of the enforcement and protection of its rights under this Agreement in respect of such breach. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

            (g) Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against which it is enforced.

            (h) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the second business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, as follows:

            (i) if to any member of the Rainbow Group,

                Cablevision Systems Corporation
                One Media Crossways
                Woodbury, New York 11797

                Telefacsimile: (516) 496-1780
                Attention:  Robert S. Lemle, Esq.
                            and Hank Ratner

            with a copy to:

                Sullivan & Cromwell
                125 Broad Street
                New York, New York 10004

                Telefacsimile: (212) 558-3588

                Attention:  John P. Mead, Esq.; and

            (ii) if to ITTE or ITT MSG,

                ITT Corporation
                1330 Avenue of the Americas
                New York, New York 10019-5490

                Telefacsimile: (212) 258-1463
                Attention:  Patrick L. Donnelly, Esq.

            with a copy to:

                Cravath, Swaine & Moore
                Worldwide Plaza
                825 Eighth Avenue
                New York, New York 10019

                Telefacsimile: (212) 474-3700
                Attention:  George W. Bilicic, Jr.

            (i) Interpretation; Appendixes and Schedules. The headings contained in this Agreement, in any Appendix or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Appendixes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Appendix but not otherwise defined therein, shall have the meaning given to such term by this Agreement.

            (j) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            (k) Entire Agreement. This Agreement shall contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Nothing in this Agreement shall have any effect whatsoever on the rights and obligations of the parties hereto or their Affiliates that may have accrued prior to the closing under any agreement between them or any of their Affiliates or be given any effect in the interpretation of any such agreement.

            (l) Brokers' or Finders' Fees. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement or the transactions contemplated hereby and that no brokerage fee, finder's fee or commission is or will become payable in respect thereof and agrees to indemnify the other parties against any claim for any such fee or commission based on such party's actions or alleged actions.

            (m) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

            (n) Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, covenants, conditions and provisions of this Agreement, the party or parties who are or are to be thereby adversely affected, in addition to any and all other rights and remedies at law or in equity, shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that the adversely affected party or parties shall be entitled to obtain specific performance and injunctive relief without the necessity of proving irreparable injury or posting bond or other security, and that any defense in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

            (o) Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8(o). Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(p) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                         RAINBOW MEDIA HOLDINGS, INC.,


                                           by /s/ MARC LUSTGARTEN
                                              ---------------------------------
                                              Name:  Marc Lustgarten
                                              Title: Vice Chairman


                                         GARDEN L.P. HOLDING, CORP.,


                                           by /s/ MARC LUSTGARTEN
                                              ---------------------------------
                                              Name:  Marc Lustgarten
                                              Title: Vice Chairman


                                         RAINBOW GARDEN CORP.,


                                           by /s/ MARC LUSTGARTEN
                                              ---------------------------------
                                              Name:  Marc Lustgarten
                                              Title: Vice Chairman


                                         SPORTSCHANNEL NEW YORK HOLDING
                                         PARTNERSHIP,


                                           by Rainbow Media Holdings, Inc.,
                                              as general partner,


                                           by /s/ MARC LUSTGARTEN
                                              ---------------------------------
                                              Name:  Marc Lustgarten
                                              Title: Vice Chairman


                                         SPORTSCHANNEL ASSOCIATES HOLDING
                                         CORPORATION,


                                           by /s/ MARC LUSTGARTEN
                                              ---------------------------------
                                              Name:  Marc Lustgarten
                                              Title: Vice Chairman

                                         MSG EDEN CORPORATION,


                                           by /s/ KENNETH W. MUNOZ
                                              ---------------------------------
                                              Name:  Kenneth W. Munoz
                                              Title: Executive Vice
                                              President


                                         ITT MSG INC.,


                                           by /s/ RICHARD S. WARD
                                              ---------------------------------
                                              Name:  Richard S. Ward
                                              Title: President


                                         ITT EDEN CORPORATION,


                                           by /s/ RICHARD S. WARD
                                              ---------------------------------
                                              Name:  Richard S. Ward
                                              Title: President


                                         MADISON SQUARE GARDEN, L.P.,


                                           by MSG Eden Corporation, as
                                              general partner


                                           by /s/ KENNETH W. MUNOZ
                                              ---------------------------------
                                              Name:  Kenneth W. Munoz
                                              Title: Executive Vice
                                              President

                                                                       EXHIBIT C

                         AIRCRAFT CONTRIBUTION AGREEMENT

                  AIRCRAFT CONTRIBUTION AGREEMENT, dated as of April 15, 1997, among Garden L.P. Holding Corp., a Delaware corporation ("GHC"), MSG Eden Corporation, a Delaware corporation ("MSGE"), ITT MSG, Inc., a Delaware corporation ("ITT MSG"), ITT Flight Operations, Inc., a Pennsylvania corporation ("ITTF"), and Madison Square Garden, L.P., a Delaware limited partnership ("MSG").

            WHEREAS MSG is the general partner of MSG;

            WHEREAS GHC is a 49.5% limited partner in MSG;

            WHEREAS ITT MSG is a 49.5% limited partner in MSG;

            WHEREAS MSGE, ITT MSG and GHC are entering into an amended and restated agreement of limited partnership dated as of the date hereof (the "Partnership Agreement"), to set forth, among other things, each partner's rights and obligations with respect to MSG and to provide for the operation of the business of MSG;

            WHEREAS ITTF owns and operates the Aircraft (as defined herein) and the parties hereto desire to cause all of ITTF's right, title and interest in and to the Aircraft to be contributed as a capital contribution to MSG; and

            WHEREAS the parties hereto desire to set forth the terms of, and certain representations, warranties, conditions, covenants and agreements relating to, the contribution of the Aircraft as a capital contribution to MSG.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, conditions, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

            1. Definitions. For purposes of this Agreement:

            "Aircraft" shall mean the following aircraft together with all appliances, units, components, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature installed thereon or attached thereto, all as more fully described in the specifications provided to GHC's representatives on or prior to the date hereof:

            Make and Model:                 Boeing 737-400
            Manufacturer's Serial Number:   23976
            U.S. Registration Number:       N37NY
            Country of Registration:        United States
            Make and Model of Engines:      CFM International
                                            CFM-56-3-C1
            Engine Serial Numbers:          Left:  725144
                                            Right: 725163

            "FAA" shall mean the Federal Aviation Administration.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            2. Aircraft Contribution. (a) Upon the terms and subject to the conditions set forth in this Agreement, on the date agreed by the parties for the consummation of the Aircraft Contribution but in any event not earlier than the effective date of the Partnership Agreement (the "Aircraft Contribution Date"), ITTF and ITT MSG shall cause to be contributed as a capital contribution to MSG or, at the election of MSG, a wholly owned subsidiary corporation to be formed by MSG ("Aircraft Sub"), all of ITTF's right, title and interest in and to the Aircraft (the "Aircraft Contribution").

            (b) The Aircraft contributed to MSG or Aircraft Sub pursuant to
Section 2(a) shall be deemed a capital contribution of property by ITT MSG to MSG with a value of $0 until the expiration unexercised of the Third Year Call Right (as referred to in Section 3.3 of the Partnership Agreement) and $38 million thereafter.

            (c) Manner of Effecting the Aircraft Contribution. On the Aircraft Contribution Date, the Aircraft Contribution shall be effected by the delivery by ITTF to MSG or Aircraft Sub of possession of the Aircraft and a duly executed bill of sale in a form approved by the FAA so as to vest good and marketable title to the Aircraft in MSG, in such form as to permit registration of the Aircraft by MSG or Aircraft Sub in the United States (the "FAA Bill of Sale") and the bill of sale (the "ITTF Bill of Sale") in the form attached hereto as Appendix A, and such other documents and instruments as MSG shall reasonably request, to effect the contribution of the Aircraft as contemplated hereby. Title to the Aircraft shall pass from ITTF to MSG or Aircraft Sub at the place of delivery thereof. ITTF confirms that the foregoing contribution of the Aircraft includes the transfer and assignment to MSG or Aircraft Sub of all rights of ITTF in, to or under all covenants, conditions, warranties, representations and guarantees of manufacturers, suppliers and the like relating to or benefitting the Aircraft. ITTF shall reasonably assist MSG or Aircraft Sub to maintain continuity of warranties for MSG's benefit.

            3. Representations and Warranties of MSG. MSG hereby, represents and warrants to ITTF as follows:

            MSG is a limited partnership duly organized and validly existing under the laws of the State of Delaware. MSG has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MSG, the performance by MSG of its obligations hereunder and the consummation by MSG of the transactions contemplated hereby have been duly authorized by all requisite action on the part of MSG. This Agreement has been duly executed and delivered by MSG, and this Agreement constitutes a legal, valid and binding obligation of MSG enforceable against it in accordance with its terms.

            4. Representations and Warranties of ITTF and ITT MSG. Each of ITTF and ITT MSG hereby represents and warrants to MSG as follows:

            Each of ITTF and ITT MSG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of ITTF and ITT MSG has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of ITTF and ITT MSG, the performance by each of ITTF and ITT MSG of its obligations hereunder and the consummation by each of ITTF and ITT MSG of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of ITTF and ITT MSG. This Agreement has been duly executed and delivered by each of ITTF and ITT MSG, and this Agreement constitutes a legal, valid and binding obligation of each of ITTF and ITT MSG enforceable against each of ITTF and ITT MSG in accordance with its terms.

            5. Representations and Warranties of ITTF. ITTF hereby represents and warrants to MSG as follows:

            (a) Aircraft Condition. Except as provided in the next sentence, the Aircraft is delivered and sold hereunder "as-is", and neither ITTF nor any of its Affiliates nor any of its officers, directors, employees or agents have made, nor shall any of them be deemed to have made, any representations or warranty, express or implied, as to the airworthiness, value, condition, design, operation, merchantability or fitness for use of the Aircraft or engines or any other thing to be delivered hereunder, or as to the quality of the material or workmanship of the Aircraft or any part thereof or as to any other representation or warranty whatsoever, expressed or implied. The Aircraft (i) is and shall be delivered in good operating condition, (ii) has incorporated all United States Airworthiness Directives and manufacturer's mandatory service bulletins with respect to the Aircraft and (iii) has been maintained up to the time of delivery in accordance with FAA Standards for this class of aircraft and
Part 91 of the existing FAA regulations.

            (b) The Aircraft. ITTF has good and valid title to the Aircraft free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. At the Aircraft Contribution Date, upon delivery to MSG or Aircraft Sub of the Aircraft and the FAA Bill of Sale and the ITT Bill of Sale in accordance with the terms hereof, good and valid title to the Aircraft will pass to MSG or Aircraft Sub free and clear of any pledges, liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from the acts of MSG, Aircraft Sub, RGC, GHC or any of their respective Affiliates.

            6. Covenants. (a) Antitrust Notification. If necessary in connection with the transactions contemplated hereby, each of MSG, ITTF and ITT MSG covenants and agrees to file or cause to be filed with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of MSG, ITTF and ITT MSG shall furnish to each other such necessary information and reasonable assistance as the others may reasonably request in connection with the preparation of any filing or submission pursuant to this
Section 6. Each of MSG, ITTF and ITT MSG shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of MSG, ITTF and ITT MSG shall use all reasonable efforts to obtain any necessary clearance required under the HSR Act for the transactions contemplated hereby; provided that MSG shall be solely responsible for any filing fees payable under the HSR Act.

            (b) Delivery of Aircraft; Risk of Loss. Delivery of the Aircraft shall be made to MSG on the Aircraft Contribution Date at Wilmington, Delaware or such other location as shall be agreed upon by the parties. Delivery of the Aircraft shall be evidenced by the execution of a delivery receipt by MSG or Aircraft Sub in customary form reasonably acceptable to ITTF and MSG. Once MSG or Aircraft Sub has executed the delivery receipt and delivered it to ITTF, all risk of loss, damage or destruction to the Aircraft shall pass from ITTF and ITT MSG to MSG or Aircraft Sub. On delivery of the Aircraft, ITTF shall deliver to MSG or Aircraft Sub a valid U.S. Certificate of Airworthiness, and any and all log books, flight manuals, maintenance manuals, writing diagrams, checklists and any other records, paperwork or minor equipment as is normally considered a part of the Aircraft and its records.

            (c) Inspection. Upon receipt of written notice from MSG, ITTF shall make the Aircraft available to MSG at a reasonable time and at a location as agreed among the parties, for a pre-purchase inspection. Such inspection shall be a normal and customary inspection of the Aircraft as to condition, use and operation and the records maintained in connection therewith, by any person designated by MSG, at the expense of MSG.

            (d) Citizenship Affidavit. MSG or Aircraft Sub agrees to, prior to the Aircraft Contribution Date, execute and cause to be filed, an affidavit swearing to its status as a United States citizen in compliance with and as contemplated by the rules and regulations of the FAA.

            7. Conditions to Closing. (a) Conditions to the Obligations of MSG. The obligations of MSG to consummate the transactions contemplated to occur on the Aircraft Contribution Date is subject to the satisfaction (or waiver by MSG) as of the Aircraft Contribution Date of the following conditions:

            (i) The representations and warranties of each of ITT MSG and ITTF made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the Aircraft Contribution Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). ITT MSG and ITTF shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of them by the Aircraft Contribution Date.

            (ii) The parties shall have received all authorizations, consents, orders and approvals of all Federal, state, local or foreign governments or any court of competent jurisdiction, administrative agency or commission or other nongovernmental authority or instrumentality, domestic or foreign (a "Governmental Entity") required in order to consummate the transactions contemplated hereby to occur on the Aircraft Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of (A) preventing the consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date or (B) prohibiting or materially limiting the ownership by MSG or Aircraft Sub of, or compelling MSG or Aircraft Sub to dispose of or hold separate, the Aircraft, as a result of the transactions contemplated to occur on the Aircraft Contribution Date.

            (iii) There shall not be pending or threatened by any Governmental Entity any action, suit, arbitration, inquiry, proceeding or investigation (an "Action") (or by any other person any Action which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date, (B) seeking to prohibit or materially limit the ownership by MSG or Aircraft Sub of the Aircraft, or the operation of the Aircraft as contemplated by the parties, or to compel MSG or

      Aircraft Sub to dispose of or hold separate the Aircraft or (C) seeking to obtain from GHC, MSGE, MSG or any of their subsidiaries or affiliates in connection with such transactions any damages that are material in relation to the value of the Aircraft, in each case as a result of the transactions contemplated hereby to occur on the Aircraft Contribution Date; provided, however, that this condition shall be deemed to be waived by MSG as to any Action (except for any Action by any Governmental Entity) if the sole potential impact of such Action would be a judgment for money damages and ITT MSG and ITTF provides to MSG and its Affiliates complete indemnification in form and substance reasonably satisfactory to MSG with respect to any such Action.

            (b) Conditions to the Obligations of ITTF and ITT MSG. The obligations of ITTF and ITT MSG to consummate the transactions contemplated to occur on the Aircraft Contribution Date is subject to the satisfaction (or waiver by ITTF and ITT MSG) as of the Aircraft Contribution Date of the following conditions:

            (i) The representations and warranties of MSG made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the Aircraft Contribution Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). MSG shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the Aircraft Contribution Date.

            (ii) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated to occur on the Aircraft Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of preventing the consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date.

            (iii) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date or seeking to obtain from ITTF or ITT MSG or any of their respective Subsidiaries or Affiliates in connection with such transactions any damages that are material in relation to the value of the Aircraft.

            (c) Frustration of Closing Conditions. None of MSG, on the one hand, nor ITTF and ITT MSG, on the other hand, may rely on the failure of any condition set forth in Section 7(a) or 7(b), respectively, to be satisfied if such failure was caused by it or its Affiliate's failure to act in good faith.

            8. Miscellaneous. (a) Assignment. Other than the assignment to Aircraft Sub of the right to take title to the Aircraft, this Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto without the prior written consent of each other party. Notwithstanding the foregoing sentence, ITTF and ITT MSG shall be entitled to assign all its rights and obligations hereunder to any majority owned Subsidiary or Subsidiaries of ITT Corporation or of ITT Sheraton Corporation, or any direct or indirect parent of ITTF or ITT MSG, if such Subsidiary or Subsidiaries or such parent agrees in writing to be bound by all of the provisions of this Agreement as if such Subsidiary or Subsidiaries or such parent were ITTF or ITT MSG, as the case may be, and upon such assignment the assignee shall be forever discharged and released from any liability or further obligation under this Agreement. Any attempted assignment in violation of this Section 8(a) shall be void.

            (b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

            (c) Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Aircraft Contribution Date. ITTF agrees to indemnify, defend and hold harmless GHC, MSGE, MSG, each affiliate of GHC, MSGE and MSG, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing from and against, and pay or reimburse such persons for, any and all losses, liabilities, claims, damages, demands, costs or expenses (including attorneys' fees and any and all out-of-pocket expenses) whatsoever, arising out of, by reason of or otherwise related to any breach of this Agreement by ITTF or ITT MSG.

            (d) Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

            (e) Attorney Fees. If any party to this Agreement shall breach any provision of this Agreement (a "breaching party"), such breaching party shall, on demand, indemnify and hold harmless the other parties and their respective Affiliates for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party or such Affiliates by reason of the enforcement and protection of its rights under this Agreement in respect of such breach. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

            (f) Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against which it is enforced.

            (g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the second business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, as follows:

            (i)   if to MSG,

                  Madison Square Garden, L.P.
                  Two Penn Plaza
                  New York, New York 10121

                  Telefacsimile: (212) 465-6310
                  Attention:  President

            with copies to:

                  Cablevision Systems Corporation
                  One Media Crossways
                  Woodbury, New York 11797

                  Telefacsimile: (516) 496-1780
                  Attention: Robert S. Lemle, Esq.

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004

                  Telefacsimile: (212) 558-3588
                  Attention:  John P. Mead, Esq.; and

            (ii)  if to ITTF or ITT MSG,

                  ITT Corporation
                  1330 Avenue of the Americas
                  New York, New York 10019-5490

                  Telefacsimile: (212) 258-1463
                  Attention: Patrick L. Donnelly, Esq.

            (h) Interpretation; Appendixes and Schedules. The headings contained in this Agreement, in any Appendix or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Appendixes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Appendix but not otherwise defined therein, shall have the meaning given to such term by this Agreement.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            (j) Entire Agreement. This Agreement shall contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            (k) Brokers' or Finders' Fees. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement or the transactions contemplated hereby and that no brokerage fee, finder's fee or commission is or will become payable in respect thereof and agrees to indemnify the other parties against any claim for any such fee or commission based on such party's actions or alleged actions.

            (l) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

            (m) Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, covenants, conditions and provisions of this Agreement, the party or parties who are or are to be thereby adversely affected, in addition to any and all other rights and remedies at law or in equity, shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that the adversely affected party or parties shall be entitled to obtain specific performance and injunctive relief without the necessity of proving irreparable injury or posting bond or other security, and that any defense in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

            (n) Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York

County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8(n). Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (o) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (i) at the election of ITTF or ITT MSG at any time prior to the Aircraft Contribution Date or (ii) by any party hereto 180 days after the effective date of the Partnership Agreement; provided that no party hereto may terminate this Agreement if it has failed to act in good faith or to cooperate to cause the Aircraft Contribution to occur.

            (p) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                            GARDEN L.P. HOLDING CORP.,


                                             by  /s/ MARC LUSTGARTEN
                                                 -------------------------------
                                                 Name:  Marc Lustgarten
                                                 Title: Vice Chairman


                                            MSG EDEN CORPORATION,


                                             by  /s/ KENNETH W. MUNOZ
                                                 -------------------------------
                                                 Name:  Kenneth W. Munoz
                                                 Title: Executive Vice
                                                        President


                                            ITT MSG INC.,


                                             by  /s/ RICHARD S. WARD
                                                 -------------------------------
                                                 Name:  Richard S. Ward
                                                 Title: President



                                            ITT FLIGHT OPERATIONS, INC.,


                                             by  /s/ RICHARD S. WARD
                                                 -------------------------------
                                                 Name:    Richard S. Ward
                                                 Title:   President


                                            MADISON SQUARE GARDEN, L.P.,


                                             by  MSG Eden Corporation, as
                                                 general partner


                                               by /s/ KENNETH W. MUNOZ
                                                  ------------------------------
                                                  Name:  Kenneth W. Munoz
                                                  Title: Executive Vice
                                                         President

                                                                      Appendix A

                              Bill of Sale

            For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ITT Flight Operations, Inc., a Pennsylvania corporation ("ITTF"), owner of the full legal and beneficial right, title and interest in and to the Boeing 737-400 aircraft bearing manufacturer's serial number 23976 together with the two (2) CFM56-3C-1 engines bearing manufacturer's serial numbers 725144 and 725163 and all appliances, parts and equipment installed on or furnished with such aircraft and engines (hereinafter collectively referred to as the "Aircraft"), does hereby sell, grant, transfer and deliver all its legal and beneficial right, title and interest in and to the Aircraft, unto [Madison Square Garden L.P., a Delaware limited partnership,] having an office at 2 Pennsylvania Plaza, 14th Floor, New York, NY 10021 ("MSG") and its successors and assigns, to have and to hold the Aircraft forever. This Bill of Sale is executed and delivered to MSG by ITTF pursuant to the terms of an Aircraft Contribution Agreement dated as of April 15, 1997, among ITTF, ITT MSG, Inc. and MSG.

            ITTF does hereby transfer full legal and beneficial right, title and interest in and to the Aircraft unto MSG, free and clear of any and all liens, claims, charges or encumbrances.

            This Bill of Sale shall be governed by and shall be construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, ITTF has caused this Bill of Sale to be duly executed the __th day of ______, 1997.


                                    ITT FLIGHT OPERATIONS, INC.

                                    By:
                                        --------------------------------
                                        Name:
                                        Title: